Unknown;Harsha Pulluru;


219747                               1

                           MFS MUNICIPAL INCOME TRUST

                        STATEMENT DATED DECEMBER 4, 2000
                  CREATING TWO SERIES OF MUNICIPAL AUCTION RATE
                    CUMULATIVE PREFERRED SHARES ("STATEMENT")

      WHEREAS the Board of Trustees of MFS Municipal Income Trust (the "Trust") is expressly empowered pursuant to Section 6.1 of the Trust's Declaration of Trust to authorize the issuance of shares of the Trust in one or more classes and series, with such preferences, powers, restrictions, limitations or qualifications as determined by the Board of Trustees and as set forth in the resolution or resolutions providing for the issuance of such preferred shares; and

      WHEREAS the Board of Trustees has determined that it is in the best interests of the Trust to issue one or more series of preferred shares of the Trust.

      WHEREAS the Board of Trustees has authorized the issuance of preferred shares of the Trust, without par value, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared), such preferred shares to be designated Variable Rate Municipal Term Preferred Shares ("VMTP Shares"). The preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each series of VMTP Shares are set forth in the Statement Establishing and Fixing the Rights and Preferences of Variable Rate Municipal Term Preferred Shares ("VMTP Shares Statement"), attached as Exhibit 2 to this Statement.

      NOW THEREFORE, the Board of Trustees has authorized the issuance of two series of preferred shares, without par value, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared), designated respectively: Municipal Auction Rate Cumulative Preferred Shares, Series T and Municipal Auction Rate Cumulative Preferred Shares, Series TH (together, the "Municipal Preferred"). The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Municipal Preferred are as follows:

                                     PART I
                                   DESIGNATION

      SERIES T: A series of 2,800 preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Municipal Auction Rate Cumulative Preferred Shares, Series T" and is referred to below as "Series T Municipal Preferred." Each share of Series T Municipal Preferred shall be issued on December 7, 2000; have an Applicable Rate for its Initial Rate Period equal to 4.30% per annum; have an initial Dividend Payment Date of Wednesday, December 13, 2000; and have such other preferences, limitations and relative voting and other rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust, as are set forth in Part I and Part II of this Statement. Series T Municipal Preferred shall constitute a separate series of Municipal Preferred of the Trust.

      SERIES TH: A series of 2,800 preferred shares, without par value, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Municipal Auction Rate Cumulative Preferred Shares, Series TH" and is referred to below as "Series TH Municipal Preferred." Each share of Series TH Municipal Preferred shall be issued on December 7, 2000; have an Applicable Rate for its Initial Rate Period equal to 4.30% per annum; have an initial Dividend Payment Date of Friday, December 15, 2000; and have such other preferences, limitations and relative voting and other rights, in addition to those required by applicable law or set forth in the Trust's Declaration of Trust, as are set forth in Part I and Part II of this Statement. Series TH Municipal Preferred shall constitute a separate series of Municipal Preferred of the Trust.

      The Board of Trustees of the Trust may, in their discretion, authorize the issuance of one or more additional series of Municipal Preferred or VMTP Shares and may, in their discretion, increase the number of shares of any series of Municipal Preferred so long as such issuance is permitted by paragraph 5 of this
Part I of this Statement and by the VMTP Statement.

      This Statement and the VMTP Shares Statement attached as Exhibit 2 are intended such that the Municipal Preferred and VMTP Shares are in parity with each other, such that neither shall have a preference or priority over the other with respect to the payment of dividends and the distribution of assets of the Trust upon dissolution, liquidation, or winding up of the affairs of the Trust, and shall be interpreted accordingly.

      Unless otherwise provided, defined terms used in this Statement apply only to shares of Municipal Preferred and defined terms used in Exhibit 2 apply only to VMTP Shares.

      1. DEFINITIONS. Unless the context or use indicates another or different meaning or intent, in Part I and Part II of this Statement the following terms have the following meanings, whether used in the singular or plural:

      "'AA' Composite Commercial Paper Rate," on any date for any Rate Period of shares of a series of Municipal Preferred, shall mean (i) (A) in the case of any Minimum Rate Period or any Special Rate Period of fewer than 49 Rate Period Days, the interest equivalent of the 30-day rate; provided, however, that if such Rate Period is a Minimum Rate Period and the "AA" Composite Commercial Paper Rate is being used to determine the Applicable Rate for shares of such series when all of the Outstanding shares of such series are subject to Submitted Hold Orders, then the interest equivalent of the seven-day rate, and
(B) in the case of any Special Rate Period of (1) 49 or more but fewer than 70 Rate Period Days, the interest equivalent of the 60-day rate; (2) 70 or more but fewer than 85 Rate Period Days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates; (3) 85 or more but fewer than 99 Rate Period Days, the interest equivalent of the 90-day rate; (4) 99 or more but fewer than 120 Rate Period Days, the arithmetic average of the interest equivalent of the 90-day and 120-day rates; (5) 120 or more but fewer than 141 Rate Period Days, the interest equivalent of the 120-day rate; (6) 141 or more but fewer than 162 Rate Period Days, the arithmetic average of the interest equivalent of the 120-day and 180-day rates; and (7) 162 or more but fewer than 183 Rate Period Days, the interest equivalent of the 180-day rate, in each case on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day next preceding such date; or (ii) in the event that the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of such rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day next preceding such date. If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Trust to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Trust does not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given days' maturity shall be equal to the quotient (rounded upwards to the next higher one-thousandth (.001) of 1% of (A) the discount rate divided by (B) the difference between (x)
1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360.

      "Accountant's Confirmation" shall have the meaning specified in paragraph 7(c) of this Part I of this Statement.

      "Affiliate" shall mean, for purposes of the definition of "Outstanding," any Person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided, however, that no Broker-Dealer controlled by, in control of or under common control with the Trust shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation, one of the trustees, directors or executive officers of which is a trustee of the Trust be deemed to be an Affiliate solely because such trustee, director or executive officer is also a trustee of the Trust.

      "Agent Member" shall mean a member of or participant in the Securities Depository that will act on behalf of a Bidder.

      "Applicable Rate" shall have the meaning specified in paragraph 2(e)(i) of this Part I of this Statement.

      "Auction" shall mean each periodic implementation of the Auction
Procedures.

      "Auction Agency Agreement" shall mean the agreement between the Trust and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Rate for shares of a series of Municipal Preferred so long as the Applicable Rate for shares of such series is to be based on the results of an Auction.

      "Auction Agent" shall mean the entity appointed as such by a resolution of the Board of Trustees in accordance with paragraph 6 of Part II of this Statement.

      "Auction Date," with respect to any Rate Period, shall mean the Business Day next preceding the first day of such Rate Period.

      "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II of this Statement.

      "Available Municipal Preferred" shall have the meaning specified in paragraph 3(a) of Part II of this Statement.

      "Benchmark Rate" shall have the meaning specified in paragraph 3(c) of
Part II of this Statement.

      "Beneficial Owner" with respect to shares of a series of Municipal Preferred, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of such series.

      "Bid" and "Bids" shall have the respective meanings specified in paragraph 1(a) of Part II of this Statement.

      "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Statement; provided, however, that neither the Trust nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Trust may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

      "Board of Trustees" shall mean the Board of Trustees of the Trust or any duly authorized committee thereof.

      "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in
Part II of this Statement, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

      "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of this Statement.

      "Business Day" shall mean a day on which the New York Stock Exchange is open for trading, and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York are authorized by law to close.

      "By-laws" means the Amended and Restated By-laws of the Trust, as may be further amended from time to time.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Commercial Paper Dealers" means Barclays Capital, Inc., J.P. Morgan Securities LLC, HSBC Securities, Inc., and Goldman Sachs & Co. and such other commercial paper dealer or dealers as the Trust may from time to time approve, or, in lieu of any thereof, their respective affiliates or successors.

      "Common Shares" means the common shares of beneficial interest, without par value, of the Trust.



      "Date of Original Issue" with respect to shares of a series of Municipal Preferred, shall mean the date on which the Trust originally issued such shares.

      "Declaration" shall mean the Amended and Restated Declaration of Trust dated December 16, 2004 of the Trust, on file with the Secretary of The Commonwealth of Massachusetts and as hereafter restated or amended from time to time.

      "Deposit Securities" shall mean cash and Municipal Obligations rated at least A-1+ or SP-1+ by S&P, except that, for purposes of subparagraph (a)(v) of paragraph 11 of Part I of this Statement, such Municipal Obligations shall be considered "Deposit Securities" only if they are also rated P-1, MIG-1 or VMIG-1 by Moody's.

      "Discounted Value," as of any Valuation Date, shall mean, (a) with respect to a Moody's Eligible Asset that is not currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the Market Value thereof divided by (2) the product of (A) the applicable Moody's Discount Factor multiplied by (B) the sum of 1 plus the Moody's Liquidity Factor; or (b) with respect to a Moody's Eligible Asset that is currently callable as of such Valuation Date at the option of the issuer thereof, the quotient of (1) the lesser of the Market Value or call price thereof, including any call premium, divided by (2) the product of (A) the applicable Moody's Discount Factor multiplied by (B) the sum of 1 plus the Moody's Liquidation Factor.

      "Dividend Payment Date," with respect to shares of a series of Municipal Preferred, shall mean any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph 2(d) of Part I of this Statement.

      "Dividend Period," with respect to shares of a series of Municipal Preferred, shall mean the period from and including the Date of Original Issue of shares of such series to but excluding the initial Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that the Dividend Periods for each of Series T Municipal Preferred and Series TH Municipal Preferred will never be co-extensive with the Dividend Period of the other series of Municipal Preferred unless the Trust has received an opinion of tax counsel that having such co-extensive periods will not affect the deductibility, for federal income tax purposes, of dividends paid on the different series of Municipal Preferred.

      "Escrowed Bonds" means Municipal Obligations that (i) have been determined to be legally defeased in accordance with S&P/Moody's legal defeasance criteria,
(ii) have been determined to be economically defeased in accordance with S&P's economic defeasance criteria and assigned a rating of AAA by S&P and a rating of Aaa by Moody's, (iii) are not rated by S&P but have been determined to be legally defeased by Moody's or not rated by Moody's but have been determined to be legally defeased by S&P, or (iv) have been determined to be economically defeased by Moody's and assigned a rating no lower than the rating that is Moody's equivalent of S&P's AAA rating or have been determined to be economically defeased by S&P and assigned a rating no lower than the rating that is S&P's equivalent of Moody's Aaa rating.

      "Existing Holder," with respect to shares of a series of Municipal Preferred, shall mean a Broker-Dealer (or any such other Person as may be permitted by the Trust) that is listed on the records of the Auction Agent as a holder of shares of such series.

      "Failure to Deposit," with respect to shares of a series of Municipal Preferred, shall mean a failure by the Trust to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on any redemption date in funds available on such redemption date for shares of such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any shares of such series after notice of redemption is mailed pursuant to paragraph 11(c) of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of shares of Municipal Preferred when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

      "Federal Tax Rate Increase" shall have the meaning specified in the definition of "Moody's Volatility Factor."

      "Fitch" means Fitch Ratings, part of the Fitch Group, which is a majority owned subsidiary of Fimalac, S.A., and any successor or successors thereto.

      "Fitch Criteria" means the Closed-End Fund Criteria Report issued by Fitch entitled "Rating Closed-End Fund Debt and Preferred Stock" dated August 16, 2011 and attached to this Statement as Exhibit 1, which is hereby incorporated by reference into and made a part of this Statement. The Trust may, but is not required to, amend or restate the Fitch Criteria as well as any defined terms in this Statement that refer to or are based on the Fitch Criteria (including, without limitation, Fitch Municipal Preferred Asset Coverage, Fitch Municipal Preferred Asset Coverage Report, Fitch Net OC, Fitch Net OC Test, Fitch Total OC and Fitch Total OC Test) from time to time, through an amendment or restatement of this Statement, Exhibit 1 or otherwise, to reflect revised criteria issued by Fitch by resolution of the Board of Trustees of the Trust and without shareholder approval.

      "Fitch Municipal Preferred Asset Coverage" means, as of a particular date or time, sufficient asset coverage with respect to shares of Municipal Preferred such that the Trust is satisfying both the (i) Fitch Total OC Test and the (ii) Fitch Net OC Test as of such date or time.

      "Fitch Municipal Preferred Asset Coverage Report" means, with respect to Fitch Municipal Preferred Asset Coverage, a report including the information to be provided to Fitch as called for in the second bullet under "Information Used to Determine a Rating - Surveillance" in the Fitch Criteria.

      "Fitch Net OC" has the meaning given to such term in the Fitch Criteria to be consistent with a AAA rating of the Municipal Preferred by Fitch, and shall be calculated with respect to the Trust in accordance with the applicable formula and related guidance provided in the Fitch Criteria and by Fitch (including with respect to discount factors, if any, or other treatment to be applied with respect to securities or other assets held by the Trust which are not specifically referenced in the Fitch Criteria), and the good faith determinations of the Trust or its agents of the Fitch Net OC and related interpretations of the Fitch Criteria shall be conclusive and binding on all parties.

      "Fitch Net OC Test" means an asset coverage test with respect to the Municipal Preferred that shall be satisfied as of a particular date or time if the Trust has Fitch Net OC in excess of one-hundred percent (100%) as of such date or time.

       "Fitch Total OC" has the meaning given to such term in the Fitch Criteria to be consistent with a AAA rating of the Municipal Preferred by Fitch, and shall be calculated with respect to the Trust in accordance with the applicable formula and related guidance provided in the Fitch Criteria and by Fitch (including with respect to discount factors, if any, or other treatment to be applied with respect to securities or other assets held by the Trust which are not specifically referenced in the Fitch Criteria), and the good faith determinations of the Trust or its agents of Fitch Total OC and related interpretations of the Fitch Criteria at any time and from time to time shall be conclusive and binding on all parties.

      "Fitch Total OC Test" means an asset coverage test with respect to the Municipal Preferred that shall be satisfied as of a particular date or time if the Trust has Fitch Total OC in excess of one-hundred percent (100%) as of such date or time.

      "Gross-up Payment" in respect of any dividend means payment to a Holder of shares of a series of Municipal Preferred of an amount which, giving effect to the Taxable Allocations made with respect to such dividend, would cause such Holder's after-tax returns (taking into account both the Taxable Allocations and the Gross-up Payment) to be equal to the after-tax return such Holder would have received if no such Taxable Allocations had occurred. Such Gross-up Payment shall be calculated: (i) without consideration being given to the time value of money; (ii) assuming that no Holder of shares of Municipal Preferred is subject to the Federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Holder of shares of Municipal Preferred is taxable at the maximum marginal regular Federal individual income tax rate applicable to ordinary income or net capital gain, as applicable, or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, whichever is greater, in effect at the time such Gross-up Payment is made.

      "Holder," with respect to shares of a series of Municipal Preferred or any other security issued by the Trust, shall mean a Person in whose name such security is registered in the record books of the Trust.

      "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Statement.

      "Independent Accountant" shall mean a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended from time to time.

      "Initial Margin" means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.

      "Initial Rate Period," with respect to shares of a series of Municipal Preferred, shall mean the period from and including the Date of Original Issue for such series to but excluding the initial Dividend Payment Date for such series.

      "Interest Equivalent" shall mean a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

      "Inverse Floater" shall mean trust certificates or other instruments evidencing interests in one or more municipal securities that qualify as Moody's Eligible Assets , the interest rates on which are adjusted at short-term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed three to one at their time of original issuance unless the floating rate instrument has only one reset remaining until maturity.

      "PersonNameGivenNameKenny SnIndex" shall have the meaning set forth under the definition of "Taxable Equivalent of the Short-Term Municipal Bond Rate."

      "Liquidation Preference," with respect to a given number of shares of Municipal Preferred, means $25,000 times that number.

      "Market Value" of any asset of the Trust means the market value thereof determined by the Pricing Services. Market Value of any asset shall include any interest accrued thereon. The Pricing Services will use current industry standards to value portfolio securities. The Pricing Services may employ electronic data processing techniques or a matrix system, or both, to determine valuations. Futures contracts and options shall be valued at closing prices for such instruments established by the exchange or board of trade on which they are traded. Securities for which quotations are not readily available ("Internally Priced Securities") shall be valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees.

      "Maximum Potential Gross-up Payment Liability," as of any Valuation Date, shall mean the aggregate amount of Gross-up Payments that would be due if the Trust were to make Taxable Allocations, with respect to any taxable year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Trust, as of the end of the calendar month immediately preceding such Valuation Date, and assuming such Gross-up Payments are fully taxable.

      "Maximum Rate," for shares of a series of Municipal Preferred on any Auction Date for shares of such series, shall mean:

            (i) in the case of any Auction Date which is not the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to paragraph 4 of Part I of this Statement, the product of (A) the Reference Rate on such Auction Date for the next Rate Period of shares of such series and (B) the Rate Multiple on such Auction Date, unless shares of such series have or had a Special Rate Period (other than a Special Rate Period of 28 Rate Period Days or fewer) and an Auction at which Sufficient Clearing Bids existed has not yet occurred for a Minimum Rate Period of shares of such series after such Special Rate Period, in which case the higher of:

                  (A) the dividend rate on shares of such series for the then-ending Rate Period; and

                  (B) the product of (1) the higher of (x) the Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was more than 364 Rate Period Days, and (y) the Reference Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period of shares of such series, if such Special Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to such Special Rate Period, if such Special Rate Period was more than 364 Rate Period Days and (2) the Rate Multiple on such Auction Date; or

            (ii) in the case of any Auction Date which is the Auction Date immediately prior to the first day of any proposed Special Rate Period designated by the Trust pursuant to paragraph 4 of Part I of this Statement, the product of (A) the highest of (1) the Reference Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was 364 Rate Period Days or fewer, or the Treasury Note Rate on such Auction Date for a Rate Period equal in length to the then-ending Rate Period of shares of such series, if such then-ending Rate Period was more than 364 Rate Period Days, (2) the Reference Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is 364 Rate Period Days or fewer or the Treasury Note Rate on such Auction Date for the Special Rate Period for which the Auction is being held if such Special Rate Period is more than 364 Rate Period Days, and (3) the Reference Rate on such Auction Date for Minimum Rate Periods and (B) the Rate Multiple on such Auction Date.

      "Minimum Rate Period" shall mean any Rate Period consisting of 7 Rate Period Days.

      "Moody's" shall mean Moody's Investors Service, Inc., and any successor or successors thereto.

      "Moody's Discount Factor" shall mean, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below:

                                 Rating Category

               Exposure Period                Aaa*  Aa*  A*   Baa*  Other**  (V)MIG-1***  SP-1+****  Unrated*****
7 weeks...........                           151%  159% 166% 173%  187%     136%         148%       225%
8 weeks or less but greater than seven weeks 154   161  168  176   190      137          149        231
9 weeks or less but greater than eight weeks 156   163  170  177   192      138          150        240

*     SnMoody's rating.
**    Municipal Obligations not rated by Moody's but rated BBB by S&P.
*** Municipal Obligations rated MIG-1 or VMIG-1, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.
**** Municipal Obligations not rated by Moody's but rated SP-1+ by S&P, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.
***** Municipal Obligations rated less than Baa3 by Moody's or less than BBB by S&P or not rated by Moody's or S&P.

      Notwithstanding the foregoing, (i) the Moody's Discount Factor for short-term Municipal Obligations will be 115%, so long as such Municipal Obligations are rated at least MIG-1, VMIG-1 or P-1 by Moody's and mature or have a demand feature at par exercisable in 30 days or less or 125% so long as such Municipal Obligations are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable in 30 days or less and (ii) no Moody's Discount Factor will be applied to cash or futures, options and similar instruments (to the extent such securities are Moody's Eligible Assets); provided, however, that for purposes of determining the Moody's Discount Factor applicable to a Municipal Obligation, any Municipal Obligation (excluding any short-term Municipal Obligation) not rated by Moody's but rated by S&P shall be deemed to have a Moody's rating which is one full rating category lower than its S&P rating.

      "Moody's Eligible Asset" shall mean trade date cash, futures, options, U.S. Government Securities (which are valued for the purposes of meeting the Municipal Preferred Basic Maintenance Amount without application of any discount factor), and similar instruments (other than Inverse Floaters) or a Municipal Obligation that (i) pays interest in cash, (ii) does not have its Moody's rating, if applicable, suspended by Moody's, (iii) is part of an issue of Municipal Obligations of at least $10,000,000 (including Escrowed Bonds that are legally defeased), and (iv) is not subject to a covered call or a covered put option written by the Trust. These eligible assets are valued or accounted for on a trade date basis assuming normal settlement for the Municipal Market. Municipal Obligations issued by any one issuer (excluding escrowed bonds) and not rated by Moody's or rated lower than Baa3 by Moody's and not rated by S&P or rated lower than BBB by S&P ("Unrated Moody's Municipal Obligations"), together with any Municipal Obligations issued by the same issuer and rated BBB by S&P may comprise no more than 4% of total Moody's Eligible Assets; such BBB-rated Municipal Obligations and Unrated Moody's Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Baa by Moody's or A by S&P may comprise no more than 6% of total Moody's Eligible Assets; such BBB, Baa and A rated Municipal Obligations and Unrated Moody's Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated A by Moody's or AA by S&P, may comprise no more than 10% of total Moody's Eligible Assets; and such BBB, Baa, A and AA-rated Municipal Obligations and Unrated Moody's Municipal Obligations, if any, together with any Municipal Obligations issued by the same issuer and rated Aa by Moody's or AAA by S&P, may comprise no more than 20% of total Moody's Eligible Assets. For purposes of the foregoing sentence, any Municipal Obligation backed by the guaranty, letter of credit or insurance issued by a third party shall be deemed to be issued by such third party if the issuance of such third-party credit is the sole determinant of the rating on such Municipal Obligations. Municipal Obligations issued by issuers located within a single state or territory (excluding escrowed bonds) and not rated by Moody's or rated lower than Baa3 by Moody's and not rated by S&P or rated lower than BBB by S&P, together with any Municipal Obligations issued by issuers located within the same state or territory and rated BBB by S&P may comprise no more than 12% of total Moody's Eligible Assets; such BBB-rated Municipal Obligations and Unrated Moody's Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated Baa by Moody's or A by S&P, may comprise no more than 20% of total Moody's Eligible Assets; such BBB, Baa and A-rated Municipal Obligations and Unrated Moody's Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated A by Moody's or AA by S&P, may comprise no more than 40% of total Moody's Eligible Assets; and such BBB, Baa, A and AA-rated Municipal Obligations and Unrated Moody's Municipal Obligations, if any, together with any Municipal Obligations issued by issuers located within the same state or territory and rated Aa by Moody's or AAA by S&P, may comprise no more than 60% of total Moody's Eligible Assets. Municipal Obligations which are not rated by Moody's or S&P may comprise no more than 40% of the aggregate Market Value of Moody's Eligible Assets; provided, however, that if the Market Value of such Municipal Obligations exceeds 40% of the aggregate Market Value of Moody's Eligible Assets, a portion of such Municipal Obligations (selected by the Trust) shall not be considered Moody's Eligible Assets, so that the Market Value of such Municipal Obligations (excluding such portion) does not exceed 40% of the aggregate Market Value of Moody's Eligible Assets; provided, however, that no such unrated Municipal Obligation shall be considered a Moody's Eligible Asset if such Municipal Obligation shall be in "default", which term shall mean for purposes of this definition, either (a) the nonpayment by the issuer of interest or principal when due or (b) the notification of the Trust by the trustee under the underlying indenture or other governing instrument for such Municipal Obligation that the issuer will fail to pay when due principal or interest on such Municipal Obligation. For purposes of applying the foregoing requirements, a Municipal Obligation shall be deemed to be rated BBB by S&P if rated BBB-, BBB or BBB+ by S&P, and Municipal Obligations rated MIG-1, VMIG-1 or P-1 or, if not rated by Moody's, rated A-1+/AA or SP-1+/AA by S&P, shall be considered to have a long-term rating of A. When the Trust sells a Municipal Obligation and agrees to repurchase such Municipal Obligation at a future day, such Municipal Obligation shall be valued at its Discounted Value for purposes of determining Moody's Eligible Assets, and the amount of the repurchase price of such Municipal Obligation shall be included as a liability for purposes of calculating the Municipal Preferred Basic Maintenance Amount. When the Trust purchases a Moody's Eligible Asset and agrees to sell it at a future date, such Eligible Asset shall be valued at the amount of cash to be received by the Trust upon such future date, provided that the counterparty to the transaction has a long-term debt rating of at least A2 and a short-term debt rating of at least P1 from Moody's and the transaction has a term of no more than 30 days; otherwise such Eligible Asset shall be valued at the Discounted Value of such Eligible Asset. For purposes of determining the aggregate Discounted Value of Moody's Eligible Assets, such aggregate amount shall be reduced with respect to any futures contracts as set forth in paragraph 10(a) of this Part I.

      Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent it is (i) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind (collectively, "Liens"), except for (a) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered or cash advanced to the Trust by Massachusetts Financial Services Company, State Street Bank and Trust Company or the Auction Agent, (d) Liens by virtue of any repurchase agreement or futures contract, and (e) Liens by virtue of the transfer of such asset that is a Municipal Obligation by the Trust to a special purpose issuer that, in turn, issues floating rate trust certificates or other instruments and corresponding Inverse Floaters that collectively evidence interests in such asset, provided that, for purposes of calculating the total market value of such asset, the accrued interest of such asset shall be derived from the accrued interest of the Inverse Floaters representing interests therein; or (ii) deposited irrevocably for the payment of any liabilities for purposes of determine the Municipal Preferred Basic Maintenance Amount. In addition, an asset will not be considered a Moody's Eligible Asset if it is an Internally Priced Security (as defined under "Market Value").

      "Moody's Exposure Period" shall mean the period commencing on a given Valuation Date and ending 49 days thereafter."Moody's Liquidity Factor" shall equal the product, expressed as a percentage, of (i) the quotient, expressed as a percentage, of (A) the aggregate value of the Municipal Obligations that are transferred by the Trust to special purpose issuers that, in turn, issue floating rate trust certificates or other instruments and corresponding Inverse Floaters that collectively evidence interests in such Municipal Obligations divided by (B) the total asset value of the Trust; multiplied by (ii) the quotient, measured at their time of original issuance, expressed as a percentage, of (A) the aggregate dollar amount of floating rate trust certificates or other instruments issued by the same issuer that issued, and corresponding to, the Inverse Floaters issued by the special purpose issuers referred to in clause (i)(A) of this definition divided by (B) the aggregate value calculated in clause (i)(A) of this definition; multiplied by (iii) 15%.

      "Moody's Municipal Preferred Asset Coverage" means, as of a particular date or time, sufficient asset coverage with respect to the Municipal Preferred such that the Trust has Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Municipal Preferred Basic Maintenance Amount as of such date or time.

      "Moody's Municipal Preferred Asset Coverage Report" means, with respect to Moody's Municipal Preferred Asset Coverage, a report signed by the President, Treasurer, Secretary, an Assistant Treasurer, a Deputy Treasurer or an Assistant Secretary of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Municipal Preferred Basic Maintenance Amount.

      "Moody's Volatility Factor" shall mean, as of any Valuation Date, (i) in the case of any Minimum Rate Period, any Special Rate period of 28 Rate Period Days or fewer, or any Special Rate Period of 57 Rate Period Days or more, a multiplicative factor equal to 275%, except as otherwise provided in the last sentence of this definition; (ii) in the case of any Special Rate Period of more than 28 but fewer than 36 Rate Period Days, a multiplicative factor equal to 203%; (iii) in the case of any Special Rate Period of more than 35 but fewer than 43 Rate Period Days, a multiplicative factor equal to 217%; (iv) in the case of any Special Rate Period of more than 42 but fewer than 50 Rate Period Days, a multiplicative factor equal to 226%; and (v) in the case of any Special Rate Period of more than 49 but fewer than 57 Rate Period Days, a multiplicative factor equal to 235%. If, as a result of the enactment of changes to the Code, the greater of the maximum marginal Federal individual income tax rate applicable to ordinary income and the maximum marginal Federal corporate income tax rate applicable to ordinary income will increase, such increase being rounded up to the next five percentage points (the "Federal Tax Rate Increase"), until the effective date of such increase, the Moody's Volatility Factor in the case of any Rate Period described in (i) above in this definition instead shall be determined by reference to the following table:


---------------------------------------------
| FederalTax Rate Increase| VolatilityFactor|
---------------------------------------------
|                         |                 |
---------------------------------------------
|5%                       |295%             |
---------------------------------------------
|10%                      |317%             |
---------------------------------------------
|15%                      |341%             |
---------------------------------------------
|20%                      |369%             |
---------------------------------------------
|25%                      |400%             |
---------------------------------------------
|30%                      |436%             |
---------------------------------------------
|35%                      |477%             |
---------------------------------------------
|40%                      |525%             |
---------------------------------------------


      "Municipal Obligations" shall mean "Municipal Obligations" as defined in the Trust's registration statement on Form N-2 as filed with the Securities and Exchange Commission on August 6, 2008 (the "Registration Statement").

      "Municipal Preferred" shall mean the Municipal Auction Rate Cumulative Preferred Shares, Series T and/or Series TH without par value, liquidation preference $25,000 per share, of the Trust.

      "Municipal Preferred Basic Maintenance Amount," as of any Valuation Date, shall mean the dollar amount equal to the sum of (i) (A) the product of the number of shares of Municipal Preferred outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of Preferred Shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to shares of Municipal Preferred (or other Preferred Shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for shares of Municipal Preferred outstanding that follow such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding Preferred Shares to, but not including, the first respective dividend payment dates for such other shares that follow such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of each series of Municipal Preferred outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Rate Period commencing on such Dividend Payment Date) for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Trust shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to paragraph 4(d)(i) of this Part I with respect to shares of such series, such Maximum Rate shall be the higher of (a) the Maximum Rate for the Special Rate Period of shares of such series to commence on such Dividend Payment Date and (b) the Maximum Rate for a Minimum Rate Period of shares of such series to commence on such Dividend Payment Date, multiplied by the Volatility Factor applicable to a Minimum Rate Period, or, in the event the Trust shall have delivered a Notice of Special Rate Period to the Auction Agent pursuant to paragraph 4(d)(i) of this Part I with respect to shares of such series designating a Special Rate Period consisting of 49 Rate Period Days or more, the Volatility Factor applicable to a Special Rate Period of that length (plus the aggregate amount of dividends that would accumulate at the maximum dividend rate or rates on any other Preferred Shares outstanding from such respective dividend payment dates through the 49th day after such Valuation Date, as established by or pursuant to the respective statements establishing and fixing the rights and preferences of such other Preferred Shares) (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of Preferred Shares other than Municipal Preferred, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of the Preferred Shares other than Municipal Preferred, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be) in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; (E) the amount of the Trust's Maximum Potential Gross-up Payment Liability in respect of shares of Municipal Preferred (and similar amounts payable in respect of other Preferred Shares pursuant to provisions similar to those contained in paragraph 3 of Part I of this Statement) as of such Valuation Date; (F) only for purposes of paragraph 7(a)(ii) of Part I of this Statement, the total market value of the floating rate trust certificates or other instruments corresponding to the Inverse Floaters held by the Trust as of such Valuation Date and issued by the same issuer that issued such Inverse Floaters, provided that the total market value of each such floating rate trust certificate or other instrument is calculated as the sum of (i) its principal amount and (ii) the difference of (a) the accrued interest of the municipal security or securities underlying such floating rate trust certificate or other instrument and the corresponding Inverse Floater less (b) the accrued interest of the corresponding Inverse Floater; and (G) any current liabilities as of such Valuation Date to the extent not reflected in any of (i) (A) through (i)(F) (including, without limitation, any payables for Municipal Obligations purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., for purposes of current Moody's guidelines, the face value of cash and short-term Municipal Obligations rated MIG-1, VMIG-1 or P-1, provided in each case that such securities mature on or prior to the date upon which any of (i) (A) through (i)(G) become payable, otherwise the Moody's Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i) (A) through (i)(G).

      "Municipal Preferred Cure Date" shall have the meaning specified in paragraph 11(b) of this Part I of this Statement.

       "1940 Act" shall mean the Investment Company Act of 1940, as amended from time, or any successor statute.

      "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act Municipal Preferred Asset Coverage (as required by paragraph 6 of this Part I of this Statement) as of the last Business Day of each month, shall mean the last Business Day of the following month.

      "1940 Act Municipal Preferred Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including all outstanding shares of Municipal Preferred and VMTP Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

      "Notice of Redemption" shall mean any notice with respect to the redemption of shares of Municipal Preferred pursuant to paragraph 11(c) of this
Part I of this Statement.

      "Notice of Special Rate Period" shall mean any notice with respect to a Special Rate Period of shares of Municipal Preferred pursuant to paragraph 4(d)(i) of this Part I of this Statement.

      "Order" and "Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Statement.

      "Outstanding" shall mean, as of any Auction Date with respect to shares of any series of Municipal Preferred, the number of shares of such series theretofore issued by the Trust except, without duplication, (i) any shares of such series theretofore canceled or delivered to the Auction Agent for cancellation or redeemed by the Trust, (ii) any shares of such series as to which the Trust or any Affiliate thereof shall be an Existing Holder and (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Trust.

      "Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

      "Pricing Services" shall mean those pricing services which are designated from time to time by the Board of Trustees.

      "Potential Beneficial Owner," with respect to shares of a series of Municipal Preferred, shall mean a customer of a Broker-Dealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series.

      "Potential Holder," with respect to shares of a series of Municipal Preferred, shall mean a Broker-Dealer (or any such other person as may be permitted by the Trust) that is not an Existing Holder of shares of such series or that is an Existing Holder of shares of such series that wishes to become the Existing Holder of additional shares of such series.

      "Preferred Shares" shall mean the preferred shares, without par value, of the Trust, and includes the shares of Municipal Preferred, the VMTP Shares and any other shares of beneficial interest hereafter authorized and issued by the Trust of a class having priority over any other class as to distribution of assets or payments of dividends.

      "Quarterly Valuation Date" shall mean the last Business Day of each January, GivenNameApril, July and October of each year, commencing on January 31, 2001 with respect to Series T Municipal Preferred and Series TH Municipal Preferred.

      "Rate Multiple," for shares of a series of Municipal Preferred on any Auction Date for shares of such series, shall mean the percentage, determined as set forth below (depending on whether the Trust has notified the Auction Agent of its intent to allocate any net capital gain or other income taxable for Federal income tax purposes to shares of such series prior to the Auction establishing the Applicable Rate for shares of such series as provided in this Statement), based on the prevailing rating of shares of such series in effect at the close of business on the Business Day next preceding such Auction Date:

Prevailing Rating                ApplicablePercentage-No Notification  ApplicablePercentage-Notification

"aa3"/AA- or higher............ 110%                                  150%
"a3"/A-........................ 125%                                  160%
"baa3"/BBB-.................... 150%                                  250%
"ba3"/BB-...................... 200%                                  275%
Below "ba3"/BB-................ 250%                                  300%

      For purposes of this definition, the "prevailing rating" of shares of a series of Municipal Preferred shall be (i) "aa3"/AA- or higher if such shares have a rating of "aa3" or better by Moody's and AA- or better by Fitch or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not "aa3"/AA- or higher, then "a3"/A- if such shares have a rating of "a3" or better by Moody's and A- or better by Fitch or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not "aa3"/AA- or higher or "a3"/A-, then "baa3"/BBB- if such shares have a rating of "baa3" or better by Moody's and BBB- or better by Fitch or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iv) if not "aa3"/AA-or higher, "a3"/A- or "baa3"/BBB-, then "ba3"/BB- if such shares have a rating of "ba3" or better by Moody's and BB- or better by Fitch or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, and (v) if not "aa3"/AA- or higher, "a3"/A- , "baa3"/BBB-, or "ba3"/BB-, then below "ba3"/BB-; provided, however, that if such shares are rated by only one rating agency, the prevailing rating will be determined without reference to the rating of any other rating agency. The Trust shall take all reasonable action necessary to enable either Fitch or Moody's to provide a rating for shares of Municipal Preferred. If neither Fitch nor Moody's shall make such a rating available, Salomon Smith Barney Inc. or its successor shall select at least one nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time) to act as a substitute rating agency in respect of shares of such series of Municipal Preferred, and the Trust shall take all reasonable action to enable such rating agency to provide a rating for such shares.

      "Rate Period," with respect to shares of a series of Municipal Preferred, shall mean the Initial Rate Period of shares of such series and any Subsequent Rate Period, including any Special Rate Period, of shares of such series.

      "Rate Period Days," for any Rate Period or Dividend Period, means the number of days that would constitute such Rate Period or Dividend Period but for the application of paragraph 2(d) of Part I of this Statement or paragraph 4(b) of Part I of this Statement.

      "Rating Agency" shall mean, as of any date and in respect of a series of Municipal Preferred, (i) each of Moody's and Fitch and (ii) any other nationally recognized statistical rating organization designated as a Rating Agency on such date, in each case above, only if it maintains a current credit rating for the shares of Municipal Preferred of such series on such date and the Board of Trustees has not terminated its designation as a Rating Agency.

      "Rating Agency Municipal Preferred Asset Coverage" means, (i) with respect to the asset coverage specifications of Fitch, Fitch Municipal Preferred Asset Coverage and (ii) with respect to the asset coverage specifications of Moody's, Moody's Municipal Preferred Asset Coverage.

      "Rating Agency Municipal Preferred Asset Coverage Cure Date," with respect to the failure by the Trust to satisfy Fitch Municipal Preferred Asset Coverage or Moody's Municipal Preferred Asset Coverage (as required by paragraph 7(a) of
Part I of this Statement) as of a given Valuation Date, shall mean the second Business Day following such Valuation Date.

      "Rating Agency Municipal Preferred Asset Coverage Report" means a Moody's Municipal Preferred Asset Coverage Report, a Fitch Municipal Preferred Asset Coverage Report or a similar report to be provided to another Rating Agency, as applicable.

      "Redemption Price" shall mean the applicable redemption price specified in paragraph 11(a) or (b) of Part I of this Statement.

      "Reference Rate" shall mean (i) the higher of the Taxable Equivalent of the Short-Term Municipal Bond Rate and the "AA" Composite Commercial Paper Rate in the case of Minimum Rate Periods and Special Rate Periods of 28 Rate Period Days or fewer; (ii) the "AA" Composite Commercial Paper Rate in the case of Special Rate Periods of more than 28 Rate Period Days but fewer than 183 Rate Period Days; and (iii) the Treasury Bill Rate in the case of Special Rate Periods of more than 182 Rate Period Days but fewer than 365 Rate Period Days.

      "Registration Statement" has the meaning specified in the definition of "Municipal Obligations."

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.







      "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Municipal Preferred.

      "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraph 1(a) of Part II of this Statement.

      "Special Rate Period," with respect to shares of a series of Municipal Preferred, shall have the meaning specified in paragraph 4(a) of Part I of this Statement.

      "Special Redemption Provisions" shall have the meaning specified in paragraph 11(a)(i) of Part I of this Statement.

      "Submission Deadline" shall mean 1:30 P.M., placeCityNew York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

      "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph 3(a) of Part II of this Statement.

      "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this Statement.

      "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this Statement.

      "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph 3(a) of Part II of this Statement.

      "Subsequent Rate Period," with respect to shares of a series of Municipal Preferred, shall mean the period from and including the first day following the Initial Rate Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first day of such Special Rate Period and ending on the last day of the last Dividend Period thereof.

      "Substitute Commercial Paper Dealer" shall mean Merrill Lynch, Pierce, Fenner & Smith, Inc., Citigroup Global Markets, Inc., Credit Suisse New York, or Morgan Stanley & Co. or their respective affiliates or successors, if such entity is a commercial paper dealer; provided, however, that none of such entities shall be a Commercial Paper Dealer.

      "Substitute U.S. Government Securities Dealer" shall mean Goldman, Sachs & Co., Citigroup Global Markets, Inc., Nomura Securities International, and Barclays Capital, Inc. or their respective affiliates or successors, if such entity is a U.S. Government securities dealer; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

      "Sufficient Clearing Bids" shall have the meaning specified in paragraph 3(a) of Part II of this Statement.

      "Taxable Allocation" shall have the meaning specified in paragraph 3 of
Part I of this Statement.

      "Taxable Equivalent of the Short-Term Municipal Bond Rate," on any date for any Minimum Rate Period or Special Rate Period of 28 Rate Period Days or fewer, shall mean 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the S&P Kenny 30 day High Grade Index or any successor index (the "Kenny Index") (provided, however, that any such successor index must be approved by Moody's (if Moody's is then rating the shares of Municipal Preferred) and Fitch (if Fitch is then rating the shares of Municipal Preferred)), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by S&P J.J. Kenny Evaluation Services or any successor thereto, based upon 30-day yield evaluations at par of short-term bonds the interest on which is excludable for regular Federal income tax purposes under the Code, of "high grade" component issuers selected by S&P J.J. Kenny Evaluation Services or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds, but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code, or successor provisions, for purposes of the "alternative minimum tax," divided by (B) 1.00 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal), whichever is greater; provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by S&P J.J. Kenny Evaluation Services or any successor, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (B) 1.00 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income (in each case expressed as a decimal), whichever is greater.

      "Taxable Income" shall have the meaning specified in paragraph 3(c) of
Part II of this Statement.

      "Treasury Bill" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of 364 days or less.

      "Treasury Bill Rate," on any date for any Rate Period, shall mean (i) the bond equivalent yield, calculated in accordance with prevailing industry convention, of the rate on the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the bond equivalent yield, calculated in accordance with prevailing industry convention, as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Bill with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent.

      "Treasury Note" shall mean a direct obligation of the U.S. Government having a maturity at the time of issuance of five years or less but more than 364 days.

      "Treasury Note Rate," on any date for any Rate Period, shall mean (i) the yield on the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as quoted in The Wall Street Journal on such date for the Business Day next preceding such date; or (ii) in the event that any such rate is not published in The Wall Street Journal, then the yield as calculated by reference to the arithmetic average of the bid price quotations of the most recently auctioned Treasury Note with a remaining maturity closest to the length of such Rate Period, as determined by bid price quotations as of the close of business on the Business Day immediately preceding such date obtained from the U.S. Government Securities Dealers to the Auction Agent. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Bill Rate of the Treasury Note Rate, the Treasury Bill Rate or the Treasury Note Rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers and any Substitute U.S. Government Securities Dealers selected by the Trust to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Trust does not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers.

      "U.S. Government Securities " shall mean bonds or other debt obligations issued by, or whose principal or interest payments are guaranteed by, the country-regionplaceU.S. government or one of its agencies or instrumentalities. U.S. Government Securities also include interests in trust or other entities representing interests in obligations that are issued or guaranteed by the U.S. Government, its agencies, authorities or instrumentalities.

      "U.S. Government Securities Dealer" shall mean J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith, Inc., RBS Securities, Inc., and HSBC Bank USA or their respective affiliates or successors, if such entity is a U.S. government securities dealer.

      "Valuation Date" shall mean, for purposes of determining whether the Trust is maintaining Rating Agency Municipal Preferred Asset Coverage, each Business Day.

      "Variation Margin" means, in connection with an outstanding futures contract owned or sold by the Trust, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.

      "Volatility Factor" shall mean, as of any Valuation Date, the Moody's Volatility Factor.

      "Voting Period" shall have the meaning specified in paragraph 5(b) of this
Part I of this Statement.

      "VMTP Shares" shall have the meaning set forth in the Recitals of this Statement.

      "VMTP Shares Statement" shall have the meaning set forth in the Recitals of this Statement.

      "Winning Bid Rate" shall have the meaning specified in paragraph 3(a) of
Part II of this Statement.

      2.    DIVIDENDS.

      (a) RANKING. The shares of a series of Municipal Preferred shall rank on a parity with each other, with shares of any other series of Municipal Preferred and with shares of any other series of Preferred Shares (including any VMTP Shares) as to the payment of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.

      (b) CUMULATIVE CASH DIVIDENDS. The Holders of shares of Municipal Preferred of any series shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, this Statement and applicable law, cumulative cash dividends at the Applicable Rate for shares of such series, determined as set forth in subparagraph (e) of this paragraph 2, and no more (except to the extent set forth in paragraph 3 of this Part I), payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to subparagraph (d) of this paragraph 2. Holders of shares of Municipal Preferred shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on shares of Municipal Preferred. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of Municipal Preferred which may be in arrears, and, except to the extent set forth in subparagraph
(e)(i) of this paragraph 2, no additional sum of money shall be payable in respect of any such arrearage.

      (c) DIVIDENDS CUMULATIVE FROM DATE OF ORIGINAL ISSUE. Dividends on shares of Municipal Preferred of any series shall accumulate at the Applicable Rate for shares of such series from the Date of Original Issue thereof.

      (d) DIVIDEND PAYMENT DATES AND ADJUSTMENTS THEREOF. The Dividend Payment Dates with respect to shares of a series of Municipal Preferred shall be Wednesday, December 13, 2000 and each Wednesday thereafter with respect to shares of Series T Municipal Preferred and Friday, December 15, 2000 and each Friday thereafter with respect to shares of Series TH Municipal Preferred; provided, however, that

            (i) if the Wednesday or Friday, as the case may be, on which dividends would otherwise be payable on shares of such series is not a Business Day, then such dividends shall be payable on shares of such series on the first Business Day that falls after such Wednesday or Friday, as the case may be; and

            (ii) notwithstanding the foregoing provisions of this paragraph 2(d), the Trust in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a series of Municipal Preferred consisting of more than 28 Rate Period Days; provided, however, that such dates shall be set forth in the Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Auction Agent, which Notice of Special Rate Period shall be filed with the Secretary of the Trust; and further provided that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with subparagraph (b) of paragraph 4 of Part I of this Statement.

      (e)   DIVIDEND RATES AND CALCULATION OF DIVIDENDS.

            (i) DIVIDEND RATES. The dividend rate on shares of Municipal Preferred of any series during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Rate Period of shares of such series shall be equal to the rate per annum set forth with respect to shares of such series under "Designation" in this Part I. For each Subsequent Rate Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date next preceding such Subsequent Rate Period; provided, however, that if:

                  (A) an Auction for any such Subsequent Rate Period is not held for any reason other than as described below, the dividend rate on shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date therefor;

                  (B) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with subparagraph (f) of this paragraph 2, no Auction will be held in respect of shares of such series for the Subsequent Rate Period thereof and the dividend rate for shares of such series for such Subsequent Rate Period will be the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period;

                  (C) any Failure to Deposit shall have occurred with respect to shares of such series during any Rate Period thereof (other than any Special Rate Period consisting of more than 364 Rate Period Days or any Rate Period succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with subparagraph (f) of this paragraph 2, no Auction will be held in respect of shares of such series for the first Subsequent Rate Period thereof thereafter (or for any Rate Period thereof thereafter to and including the Rate Period during which such Failure to Deposit is cured in accordance with subparagraph (f) of this paragraph 2, no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be "Below 'ba3'/BB-"); or

                  (D) any Failure to Deposit shall have occurred with respect to shares of such series during a Special Rate Period thereof consisting of more than 364 Rate Period Days, or during any Rate Period thereof succeeding any Special Rate Period consisting of more than 364 Rate Period Days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Rate Period subsequent to such Rate Period, such Failure to Deposit shall not have been cured in accordance with subparagraph (f) of this paragraph 2, no Auction will be held in respect of shares of such series for such Subsequent Rate Period (or for any Rate Period thereof thereafter to and including the Rate Period during which such Failure to Deposit is cured in accordance with subparagraph (f) of this paragraph 2, no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Rate Period), and the dividend rate for shares of such series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such series on the Auction Date for such Subsequent Rate Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Rate, being deemed to be "Below 'ba3'/BB-") (the rate per annum of which dividends are payable on shares of a series of Municipal Preferred for any Rate Period thereof being herein referred to as the "Applicable Rate" for shares of such series).

            (ii) CALCULATION OF DIVIDENDS. The amount of dividends per share payable on shares of a series of Municipal Preferred on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period consists of 7 Rate Period Days and 360 for all other Dividend Periods, and applying the rate obtained against $25,000.

      (f) CURING A FAILURE TO DEPOSIT. A Failure to Deposit with respect to shares of a series of Municipal Preferred shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Trust to make the required payments to the Auction Agent) with respect to any Rate Period of shares of such series if, within the respective time periods described in subparagraph (e)(i) of this paragraph 2, the Trust shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on shares of such series and (B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Trust pursuant to paragraph 11(c) of Part I of this Statement; provided, however, that the foregoing clause (B) shall not apply to the Trust's failure to pay the Redemption Price in respect of shares of Municipal Preferred when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

      (g) DIVIDEND PAYMENTS BY TRUST TO AUCTION AGENT. The Trust shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on each Dividend Payment Date for shares of a series of Municipal Preferred, an aggregate amount of federal funds or similar same-day funds in The City of New York, New York, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

      (h) AUCTION AGENT AS TRUSTEE OF DIVIDEND PAYMENTS BY TRUST. All moneys paid to the Auction Agent for the payment of dividends on shares of Municipal Preferred shall be held in trust for the payment of such dividends by the Auction Agent for the benefit of the Holders of shares of Municipal Preferred specified in subparagraph (i) of this paragraph 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends on shares of Municipal Preferred will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were so to have been applied.

      (i) DIVIDENDS PAID TO HOLDERS OF SHARES OF MUNICIPAL PREFERRED. Each dividend on shares of Municipal Preferred shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Trust on the Business Day next preceding such Dividend Payment Date.

      (j) DIVIDENDS CREDITED AGAINST EARLIEST ACCUMULATED BUT UNPAID DIVIDENDS. Any dividend payment made on shares of Municipal Preferred shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of shares of Municipal Preferred as their names appear on the record books of the Trust on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

      (k) DIVIDENDS DESIGNATED AS EXEMPT-INTEREST DIVIDENDS. Dividends on shares of Municipal Preferred shall be designated as exempt-interest dividends up to the amount of tax-exempt income of the Trust, to the extent permitted by, and for purposes of, Section 852 of the Code (or any successor statutory provision).

      3.    GROSS-UP PAYMENTS.

      Holders of shares of Municipal Preferred shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, this Statement and applicable law, dividends in an amount equal to the aggregate Gross-up Payment as follows:

      (a) TAXABLE ALLOCATION WITHOUT NOTICE. If, in the case of any Minimum Rate Period or any Special Rate Period of 28 Rate Period Days or fewer, or in the case of any other Special Rate Period, the Trust allocates any net capital gain or other income taxable for Federal income tax purposes to a dividend paid on shares of Municipal Preferred without having given advance notice thereof to the Auction Agent as provided in paragraph 5 of Part II of this Statement (such allocation being referred to herein as a "Taxable Allocation") solely by reason of the fact that such allocation is made retroactively as a result of the redemption of all or a portion of the outstanding shares of Municipal Preferred or the liquidation of the Trust, the Trust shall, prior to the end of the fiscal year in which such dividend was paid or within 90 days (and generally within 60 days) after the end of the Trust's fiscal year for which a retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and direct the Trust's dividend disbursing agent to send such notice with a Gross-up Payment to each Holder of such shares that was entitled to such dividend payment with respect to the Municipal Preferred during such fiscal year at such Holder's address as the same appears or last appeared on the record books of the Trust. The Trust, within 30 days after such notice is given to the Auction Agent, will pay to the Auction Agent (who then will distribute to such Holders of Municipal Preferred), out of funds legally available therefor, an amount equal to the aggregate Gross-up Payment with respect to all retroactive Taxable Allocations made to such Holder during the fiscal year in question.

If the Trust does not give advance notice of the amount of taxable income to be included in a dividend on shares of Municipal Preferred in the related Auction, the Trust may include such taxable income in a dividend on shares of Municipal Preferred if it increases the dividend by an additional amount calculated as if such income were a retroactive Taxable Allocation and the additional amount was a Gross-up Payment. See paragraph 5 of Part II of this Statement.

      (b) NO GROSS-UP PAYMENTS IN THE EVENT OF A REALLOCATION. The Trust shall not be required to make Gross-up Payments with respect to any net capital gain or other taxable income determined by the Internal Revenue Service to be allocable in a manner different from that allocated by the Trust.

      4.    DESIGNATION OF SPECIAL RATE PERIODS.

      (a) LENGTH OF AND PRECONDITIONS FOR SPECIAL RATE PERIOD. The Trust, at its option, may designate any succeeding Subsequent Rate Period of shares of a series of Municipal Preferred as a Special Rate Period consisting of a specified number of Rate Period Days evenly divisible by seven and not more than 1,820, subject to adjustment as provided in subparagraph (b) of this paragraph 4. A designation of a Special Rate Period shall be effective only if (A) notice thereof shall have been given in accordance with subparagraphs (c) and (d)(i) of this paragraph 4, (B) an Auction for shares of such series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Rate Period and Sufficient Clearing Bids for shares of such series shall have existed in such Auction, and (C) if any Notice of Redemption shall have been mailed by the Trust pursuant to paragraph 11(c) of this Part I with respect to any shares of such series, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent. In the event the Trust wishes to designate any succeeding Subsequent Rate Period for shares of a series of Municipal Preferred as a Special Rate Period consisting of more than 28 Rate Period Days, the Trust shall notify Fitch (if Fitch is then rating such series) and Moody's (if Moody's is then rating such series) in advance of the commencement of such Subsequent Rate Period that the Trust wishes to designate such Subsequent Rate Period as a Special Rate Period and shall provide Fitch (if Fitch is then rating such series) and Moody's (if Moody's is then rating such series) with such documents as either may request.

      (b) ADJUSTMENT OF LENGTH OF SPECIAL RATE PERIOD. In the event the Trust wishes to designate a Subsequent Rate Period as a Special Rate Period, but the day following what would otherwise be the last day of such Special Rate Period is not (a) a Wednesday that is a Business Day in the case of a series of Municipal Preferred designated as "Series T Municipal Preferred" in this Part I, or (b) a Friday that is a Business Day in the case of a series of Municipal Preferred designated as "Series TH Municipal Preferred" in this Part I, then the Trust shall designate such Subsequent Rate Period as a Special Rate Period consisting of the period commencing on the first day following the end of the immediately preceding Rate Period and ending (a) on the first Tuesday that is followed by a Wednesday that is a Business Day proceeding what would otherwise be such last day, in the case of Series T Municipal Preferred, or (b) on the first Thursday that is followed by a Friday that is a Business Day proceeding what would otherwise be such last day in the case of Series TH Municipal Preferred.

      (c) NOTICE OF PROPOSED SPECIAL RATE PERIOD. If the Trust proposes to designate any succeeding Subsequent Rate Period of shares of a series of Municipal Preferred as a Special Rate Period pursuant to subparagraph (a) of this paragraph 4, not less than 20 (or such lesser number of days as may be agreed to from time to time by the Auction Agent) nor more than 30 days prior to the date the Trust proposes to designate as the first day of such Special Rate Period (which shall be such day that would otherwise be the first day of a Minimum Rate Period), notice shall be (i) published or caused to be published by the Trust in a newspaper of general circulation to the financial community in The City of New York, New York, which carries financial news, and (ii) mailed by the Trust by first-class mail, postage prepaid, to the Holders of shares of such series. Each such notice shall state (A) that the Trust may exercise its option to designate a succeeding Subsequent Rate Period of shares of such series as a Special Rate Period, specifying the first day thereof and (B) that the Trust will, by 11:00 A.M., New York City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent) notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Trust shall specify the Special Rate Period designated, or (y) its determination not to exercise such option.

      (d) NOTICE OF SPECIAL RATE PERIOD. No later than 11:00 A.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Rate Period of shares of a series of Municipal Preferred as to which notice has been given as set forth in subparagraph (c) of this paragraph 4 (or such later time or date, or both, as may be agreed to by the Auction Agent), the Trust shall deliver to the Auction Agent either:

            (i) a notice ("Notice of Special Rate Period") stating (A) that the Trust has determined to designate the next succeeding Rate Period of shares of such series as a Special Rate Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason or (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction, (D) the scheduled Dividend Payment Dates for shares of such series during such Special Rate Period and (E) the Special Redemption Provisions, if any, applicable to shares of such series in respect of such Special Rate Period; such notice to be accompanied by a Moody's Municipal Preferred Asset Coverage Report showing that, as of the third Business Day next preceding such proposed Special Rate Period, the Trust maintains Moody's Municipal Preferred Asset Coverage (if Moody's is then rating such series) as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Rate Period, and (b) the Moody's Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definition of Moody's Discount Factor herein); or

            (ii) a notice stating that the Trust has determined not to exercise its option to designate a Special Rate Period of shares of such series and that the next succeeding Rate Period of shares of such series shall be a Minimum Rate Period.

      (e) FAILURE TO DELIVER NOTICE OF SPECIAL RATE PERIOD. If the Trust fails to deliver either of the notices described in subparagraphs (d)(i) or
(d)(ii) of this paragraph 4 (and, in the case of the notice described in subparagraph (d)(i) of this paragraph 4, a Moody's Municipal Preferred Asset Coverage Report to the effect set forth in such subparagraph (if Moody's is then rating the series in question)) with respect to any designation of any proposed Special Rate Period to the Auction Agent by 11:00 A.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Auction Agent), the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Rate Period to the effect set forth in subparagraph (d)(ii) of this paragraph 4. In the event the Trust delivers to the Auction Agent a notice described in subparagraph (d)(i) of this paragraph 4, it shall file a copy of such notice with the Secretary of the Trust, and the contents of such notice shall be binding on the Trust. In the event the Trust delivers to the Auction Agent a notice described in subparagraph (d)(ii) of this paragraph 4, the Trust will provide Moody's (if Moody's is then rating the series in question) and Fitch (if Fitch is then rating the series in question) a copy of such notice.

      5.    VOTING RIGHTS.

      (a) ONE VOTE PER SHARE OF MUNICIPAL PREFERRED. Except as otherwise provided in the Declaration, this paragraph 5 or as otherwise required by law,
(i) each Holder of shares of Municipal Preferred shall be entitled to one vote for each share of Municipal Preferred held by such Holder on each matter submitted to a vote of all shareholders of the Trust, and (ii) the Holders of outstanding Preferred Shares, including each share of Municipal Preferred and each share of VMTP Shares, and of Common Shares shall vote together as a single class; provided, however, that, at any meeting of the shareholders of the Trust held for the election of trustees, the Holders of outstanding Preferred Shares, including Municipal Preferred and VMTP Shares, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two trustees of the Trust, each Preferred Share, including each share of Municipal Preferred and each VMTP Share, entitling the Holder thereof to one vote. Subject to subparagraph (b) of this paragraph 5, the Holders of outstanding Common Shares and Preferred Shares, including Municipal Preferred and VMTP Shares, voting together as a single class, shall elect the balance of the trustees.

      (b)   VOTING FOR ADDITIONAL TRUSTEES.

            (i) VOTING PERIOD. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this subparagraph
      (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the Holders of Preferred Shares, including shares of Municipal Preferred and VMTP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of Preferred Shares, including Municipal Preferred and VMTP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

            (A) if at the close of business on any dividend payment date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Share, including Municipal Preferred or VMTP Shares, equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

            (B) if at any time Holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Trust.

Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders of Preferred Shares upon the further occurrence of any of the events described in this subparagraph (b)(i).

            (ii) NOTICE OF SPECIAL MEETING. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional trustees as described in subparagraph (b)(i) of this paragraph 5, the Trust shall notify the Auction Agent and the Auction Agent shall call a special meeting of such Holders, by mailing a notice of such special meeting to such Holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of Holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such Holders, voting together as a class (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of trustees prescribed in subparagraph (b)(i) of this paragraph 5 on a one-vote-per-share basis.

            (iii) TERMS OF OFFICE OF EXISTING TRUSTEES. The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders of Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders of Preferred Shares of the number of trustees that they are entitled to elect, and the persons so elected by the Holders of Preferred Shares, together with the two incumbent trustees elected by the Holders of Preferred Shares and the remaining incumbent trustees elected by the Holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

            (iv) TERMS OF OFFICE OF CERTAIN TRUSTEES TO TERMINATE UPON TERMINATION OF VOTING PERIOD. Simultaneously with the termination of a Voting Period, the term of office of the additional trustees elected by the Holders of Preferred Shares pursuant to subparagraph (b)(i) of this paragraph 5 shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders of Preferred Shares to elect additional trustees pursuant to subparagraph (b)(i) of this paragraph 5 shall cease, subject to the provisions of the last sentence of subparagraph (b)(i) of this paragraph 5.

      (c)   HOLDERS OF MUNICIPAL PREFERRED TO VOTE ON CERTAIN OTHER MATTERS.

            (i) INCREASES IN CAPITALIZATION. So long as any shares of Municipal Preferred are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Municipal Preferred outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a) authorize, create or issue any class or series of shares ranking prior to or on a parity with shares of Municipal Preferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, or authorize, create or issue additional shares of any series of Municipal Preferred (except that, notwithstanding the foregoing, but subject to the provisions of paragraph 10(c) of this Part I, the Board of Trustees, without the vote or consent of the Holders of Municipal Preferred, may from time to time authorize and create, and the Trust may from time to time issue, additional shares of any series of Municipal Preferred or classes or series of Preferred Shares ranking on a parity with shares of Municipal Preferred with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust; provided, however, that if Moody's or Fitch is not then rating the shares of Municipal Preferred, the aggregate liquidation preference of all Preferred Shares of the Trust outstanding after any such issuance, exclusive of accumulated and unpaid dividends, may not exceed $140,000,000) or (b) amend, alter or repeal the provisions of the Declaration, the By-laws, or this Statement, whether by merger, consolidation or otherwise, so as to materially affect any preference, right or power of such shares of Municipal Preferred or the Holders thereof; provided, however, that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of a share of Municipal Preferred will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of shares of Municipal Preferred and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to shares of Municipal Preferred with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, will be deemed to affect such preferences, rights or powers only if Moody's or Fitch is then rating shares of Municipal Preferred and such issuance would, at the time thereof, cause the Trust not to satisfy the 1940 Act Municipal Preferred Asset Coverage, Moody's Municipal Preferred Asset Coverage, or Fitch Municipal Preferred Asset Coverage . So long as any shares of Municipal Preferred are outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the shares of Municipal Preferred outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more series (the "Affected Series") of Municipal Preferred in a manner different from any other series of Municipal Preferred, the Trust will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting at a separate class). See also Section 2.8 of
      Exhibit 2 for related requirements with respect to VMTP Shares.

            (ii) 1940 ACT MATTERS. Unless a higher percentage is provided for in the Declaration or this Statement, (A) the affirmative vote of the Holders of at least a majority of the Preferred Shares, including Municipal Preferred and VMTP Shares, outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Trust from a closed-end to an open-end investment company and (B) the affirmative vote of the Holders of a "majority of the outstanding Preferred Shares," including Municipal Preferred and VMTP Shares, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the Holders of a "majority of the outstanding Preferred Shares," including Municipal Preferred and VMTP Shares, voting as a separate class, shall be required to approve any action not described in the first sentence of this paragraph 5(c)(ii) requiring a vote of security holders of the Trust under Section 13(a) of the 1940 Act. For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of Municipal Preferred is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the shares of Municipal Preferred) and Fitch (if Fitch is then rating the shares of Municipal Preferred) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken. The Trust shall, not later than ten Business Days after the date on which such vote is taken, notify Moody's (if Moody's is then rating the shares of Municipal Preferred) and Fitch (if Fitch is then rating the shares of Municipal Preferred) of the results of such vote.

    (d) BOARD MAY TAKE CERTAIN ACTIONS WITHOUT SHAREHOLDER APPROVAL. The Board of Trustees, without the vote or consent of the shareholders of the Trust, may from time to time amend, alter or repeal any or all of the definitions of the terms listed below, or any provision of this Statement viewed by Moody's or Fitch as a predicate for any such definition, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of shares of Municipal Preferred or the Holders thereof; provided, however, that the Board of Trustees receives written confirmation from Moody's (such confirmation being required to be obtained only in the event Moody's is rating the shares of Municipal Preferred) and Fitch (such confirmation being required to be obtained only in the event Fitch is rating the shares of Municipal Preferred) that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's or Fitch, as the case may be, to shares of Municipal Preferred: Deposit Securities, Discounted Value, Escrowed Bonds, Market Value, Maximum Potential Gross-up Payment Liability, Moody's Discount Factor, Moody's Eligible Asset, Moody's Exposure Period, Moody's Volatility Factor, Moody's Municipal Preferred Asset Coverage, Moody's Municipal Preferred Asset Coverage Report, Municipal Preferred Basic Maintenance Amount, 1940 Act Cure Date, 1940 Act Municipal Preferred Asset Coverage, Pricing Services, Quarterly Valuation Date, Rating Agency Municipal Preferred Asset Coverage, Rating Agency Municipal Preferred Asset Coverage Report, Rating Agency Municipal Preferred Asset Coverage Cure Date, Valuation Date and Volatility Factor.
       (e) VOTING RIGHTS SET FORTH HEREIN ARE SOLE VOTING RIGHTS. Unless otherwise required by law, the By-laws, this Statement or by the Declaration, the Holders of shares of Municipal Preferred shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

      (f) NO PREEMPTIVE RIGHTS OR CUMULATIVE VOTING. The Holders of shares of Municipal Preferred shall have no preemptive rights or rights to cumulative voting.

      (g) VOTING FOR TRUSTEES SOLE REMEDY FOR TRUST'S FAILURE TO PAY DIVIDENDS. In the event that the Trust fails to pay any dividends on the shares of Municipal Preferred, the exclusive remedy of the Holders of shares of Municipal Preferred shall be the right to vote for Trustees pursuant to the provisions of this paragraph 5.

      (h) HOLDERS OF SHARES OF MUNICIPAL PREFERRED ENTITLED TO VOTE. For purposes of determining any rights of the Holders of shares of Municipal Preferred to vote on any matter, whether such right is created by the By-laws, this Statement, by the other provisions of this Statement or the Declaration, by statute or otherwise, no Holder of shares of Municipal Preferred shall be entitled to vote any share of Municipal Preferred and no share of Municipal Preferred shall be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph 11(c) of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No shares of Municipal Preferred held by the Trust or any affiliate of the Trust (except for shares held by a Broker-Dealer that is an affiliate of the Trust for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

      6.    1940 ACT MUNICIPAL PREFERRED ASSET COVERAGE.

      The Trust shall maintain, as of the last Business Day of each month in which any share of Municipal Preferred is outstanding, the 1940 Act Municipal Preferred Asset Coverage.

      7.    RATING AGENCY MUNICIPAL PREFERRED ASSET COVERAGE.

      (a) So long as shares of Municipal Preferred are outstanding, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, both (i) Fitch Municipal Preferred Asset Coverage (if Fitch is then rating the shares of Municipal Preferred) and (ii) Moody's Municipal Preferred Asset Coverage (if Moody's is then rating the shares of Municipal Preferred).

      (b) On or before 5:00 P.M., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy Rating Agency Municipal Preferred Asset Coverage specified by a particular Rating Agency, and on the third Business Day after the Rating Agency Municipal Preferred Asset Coverage Cure Date with respect to such Valuation Date, the Trust shall complete and deliver to such Rating Agency (if such Rating Agency is then rating the shares of Municipal Preferred) and the Auction Agent the Rating Agency Municipal Preferred Asset Coverage Report called for by such Rating Agency, as of the date of such failure or such Rating Agency Municipal Preferred Asset Coverage Cure Date, as the case may be, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy of telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the Auction Agent for delivery on the next Business Day the full Rating Agency Municipal Preferred Asset Coverage Report.

      The Trust shall also deliver (i) a Moody's Municipal Preferred Asset Coverage Report to the Auction Agent and Moody's (if Moody's is then rating the shares of Municipal Preferred) as of any Quarterly Valuation Date on or before the third Business Day after such day and (ii) a Fitch Municipal Preferred Asset Coverage Report to the Auction Agent and Fitch (if Fitch is then rating the shares of Municipal Preferred) as of any Quarterly Valuation Date on or before the third Business Day after such day. The Trust will also deliver, for any Valuation Date, (i) a Moody's Municipal Preferred Asset Coverage Report to Moody's (if Moody's is then rating the shares of the Municipal Preferred) if and when requested by Moody's and (ii) a Fitch Municipal Preferred Asset Coverage Report to Fitch (if Fitch is then rating the shares of the Municipal Preferred) if and when requested by Fitch or as otherwise required under the Fitch Criteria, on or before the third Business Day after such request. A failure by the Trust to deliver a Rating Agency Municipal Preferred Asset Coverage Report to a Rating Agency pursuant to the preceding sentence shall be deemed to be delivery of a Rating Agency Municipal Preferred Asset Coverage Report to such Rating Agency indicating the Trust has failed to maintain Rating Agency Municipal Preferred Asset Coverage as specified by such Rating Agency, as of the relevant Valuation Date.

      (c) With respect to Moody's ratings of the Municipal Preferred, within ten Business Days after the date of delivery of a Moody's Municipal Preferred Asset Coverage Report in accordance with subparagraph (b) of this paragraph 7 relating to a Quarterly Valuation Date, the Trust shall cause the Independent Accountant to confirm in writing to Moody's (if Moody's is then rating the shares of Municipal Preferred) and the Auction Agent (i) the mathematical accuracy of the calculations reflected in such Report; (ii) that, in such Report, the Trust determined in accordance with this paragraph whether the Trust had, at such Quarterly Valuation Date, Moody's Eligible Assets (if Moody's is then rating the shares of Municipal Preferred) of an aggregate Discounted Value at least equal to the Municipal Preferred Basic Maintenance Amount (such confirmation being herein called the "Accountant's Confirmation"); and (iii) the written or published price quotations used in such calculations conform to such written or published price quotations.

      (d) With respect to Moody's ratings of the Municipal Preferred, within ten Business Days after the date of delivery of a Moody's Municipal Preferred Asset Coverage Report in accordance with subparagraph (b) of this paragraph 7 relating to any Valuation Date on which the Trust failed to satisfy Moody's Municipal Preferred Asset Coverage, and relating to the Rating Agency Municipal Preferred Asset Coverage Cure Date with respect to such failure to satisfy the Moody's Municipal Preferred Asset Coverage, the Trust shall cause the Independent Accountant to provide to Moody's (if Moody's is then rating the shares of Municipal Preferred) and the Auction Agent an Accountant's Confirmation as to such Moody's Municipal Preferred Asset Coverage Report.

      (e)   If any Accountant's Confirmation delivered pursuant to subparagraph
(c) or (d) of this paragraph 7 shows that an error was made in the Moody's Municipal Preferred Asset Coverage Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets (if Moody's is then rating the shares of Municipal Preferred) of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Moody's Municipal Preferred Asset Coverage Report to Moody's (if Moody's is then rating the shares of Municipal Preferred) and the Auction Agent promptly following receipt by the Trust of such Accountant's Confirmation.

      (f) On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of any shares of Municipal Preferred, the Trust shall complete and deliver to Moody's (if Moody's is then rating the shares of Municipal Preferred) a Moody's Municipal Preferred Asset Coverage Report as of the close of business on such Date of Original Issue.

      (g) On or before 5:00 p.m., New York City time, on the third Business Day after the Trust shall have redeemed Common Shares, the Trust will complete and deliver (i) a Fitch Municipal Preferred Asset Coverage Report to Fitch and
(ii) a Moody's Municipal Preferred Asset Coverage Report to Moody's as of the date of such event. In addition, on or before 5:00 p.m., New York City time, on the third Business Day after the ratio of the Discounted Value of Moody's Eligible Assets to the Municipal Preferred Basic Maintenance Amount is less than or equal to 110%, the Trust shall complete and deliver to Moody's a Moody's Municipal Preferred Asset Coverage Report as of the date of such event.

      8.    [RESERVED].

      9.    RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS.

      (a)   DIVIDENDS ON PREFERRED SHARES OTHER THAN MUNICIPAL PREFERRED.
Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with shares of Municipal Preferred (including, without limitation, VMTP Shares) for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each series of Municipal Preferred through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each series of Municipal Preferred through its most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with shares of Municipal Preferred (including, without limitation, VMTP Shares) through their most recent respective dividend payment dates, all dividends declared upon shares of Municipal Preferred and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with shares of Municipal Preferred shall be declared pro rata so that the amount of dividends declared per share on shares of Municipal Preferred and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of Municipal Preferred and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of Municipal Preferred shall be based on the Applicable Rate for such shares for the Dividend Periods during which dividends were not paid in full).

      (b) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO COMMON SHARES UNDER THE 1940 ACT. The Board of Trustees shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

      (c) OTHER RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS. For so long as any share of Municipal Preferred is outstanding, and except as set forth in subparagraph (a) of this paragraph 9 and paragraph 12(c) of this Part I, (A) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Trust ranking junior to or on a parity with the shares of Municipal Preferred as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Trust ranking junior to or on a parity with Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on shares of each series of Municipal Preferred through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (ii) the Trust has redeemed the full number of shares of Municipal Preferred required to be redeemed by any provision for mandatory redemption pertaining thereto, and
(B) the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Trust ranking junior to shares of Municipal Preferred as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to shares of Municipal Preferred as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Trust satisfies Moody's Municipal Preferred Asset Coverage and Fitch Municipal Preferred Asset Coverage.

      10.   RATING AGENCY RESTRICTIONS.

      For so long as any shares of Municipal Preferred are outstanding and Fitch is rating such shares, the Trust will not, unless it has received confirmation from Fitch that any such action would not impair the ratings then assigned by Fitch to such shares, issue additional shares of any series of Municipal Preferred or any class or series of shares ranking prior to or on a parity with shares of Municipal Preferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust, or reissue any shares of Municipal Preferred previously purchased or redeemed by the Trust.

      In addition, for so long as any shares of Municipal Preferred are outstanding and Moody's is rating such shares, the Trust will not, unless it has received confirmation from Moody's that any such action would not impair the ratings then assigned by Moody's to such shares, engage in any one or more of the following transactions:

      (a) purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities except that the Trust may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or United States Treasury Bonds or Notes ("Treasury Bonds") and write, purchase or sell put and call options on such contracts (collectively, "Hedging Transactions"), subject to the following limitations:

            (i) the Trust will not engage in any Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Trust by the Trust's taking an opposite position thereto ("Closing Transactions")), which would cause the Trust at the time of such transaction to own or have sold the least of (A) more than 1,000 outstanding futures contracts based on the Municipal Index, (B) outstanding futures contracts based on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Trust's total assets divided by $1,000 or (C) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily open interest futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

            (ii) the Trust will not engage in any Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Trust at the time of such transaction to own or have sold the lesser of
      (A) outstanding futures contracts based on Treasury Bonds exceeding in number 50% of the quotient of the Market Value of the Trust's total assets divided by $100,000 ($200,000 in the case of the two-year United States Treasury Note) or (B) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

            (iii) the Trust will engage in Closing Transactions to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (A) the Trust fails to maintain Moody's Municipal Preferred Asset Coverage on two consecutive Valuation Dates and (B) the Trust is required to pay Variation Margin on the second such Valuation Date;

            (iv) the Trust will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

            (v) when the Trust writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or high grade (rated A or better Moody's), fixed-income securities in a segregated account with the Trust's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Trust's broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.

      For purposes of determining whether the Trust has Moody's Municipal Preferred Asset Coverage, Initial and Variation Margin will not constitute eligible assets. Segregated Securities will constitute eligible assets, discounted at the factor equal to the exposure period.

      (b) borrow money, except that the Trust may, without obtaining the written confirmation described above, borrow money for the purpose of clearing securities transactions if (i) Moody's Municipal Preferred Asset Coverage would continue to be satisfied after giving effect to such borrowing (which shall mean, for purposes of calculating the Municipal Preferred Basic Maintenance Amount, adding the amount of the liability for such borrowing to the calculation of the Municipal Preferred Basic Maintenance Amount under subparagraph (F) under the definition of that term in Part I of this Statement) and (ii) such borrowing
(A) is privately arranged with a bank or other person and is evidenced by a promissory note or other evidence of indebtedness that is not intended to be publicly distributed or (B) is for "temporary purposes," is evidenced by a promissory note or other evidence of indebtedness and is an amount not exceeding 5 per centum of the value of the total assets of the Trust at the time of the borrowing; for purposes of the foregoing, "temporary purposes" means that the borrowing is to be repaid within sixty days and is not to be extended or renewed;

      (c) issue additional shares of any series of Municipal Preferred or any class or series of shares ranking prior to or on a parity with shares of Municipal Preferred with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust, or reissue any shares of Municipal Preferred previously purchased or redeemed by the Trust;

      (d)   engage in any short sales of securities;

      (e)   lend securities;

      (f)   merge or consolidate into or with any corporation;

      (g)   change the Trust's primary Pricing Services; or

      (h)   enter into reverse repurchase agreements.

      11.   REDEMPTION.

      (a)   OPTIONAL REDEMPTION.

            (i) Subject to the provisions of subparagraph (v) of this subparagraph (a), shares of Municipal Preferred of any series may be redeemed, at the option of the Trust, as a whole or from time to time in part, on the second Business Day preceding any Dividend Payment Date for shares of such series, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; provided, however, that (1) unless otherwise provided herein, shares of a series of Municipal Preferred are redeemable by the Trust during the Initial Rate Period thereof only on the second Business Day next preceding the last Dividend Payment Date for such Initial Rate Period; and (2) subject to subparagraph (ii) of this paragraph, (a) the Notice of Special Rate Period relating to a Special Rate Period of shares of a series of Municipal Preferred, as delivered to the Auction Agent and filed with the Secretary of the Trust, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Rate Period (except as provided in subparagraph (iv) of this subparagraph (a)) or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein ("Special Redemption Provisions").

            (ii) A Notice of Special Rate Period relating to shares of a series of Municipal Preferred for a Special Rate Period thereof may contain Special Redemption Provisions only if the Trust's Board of Trustees, after consultation with the Broker-Dealer or Broker-Dealers for such Special Rate Period of shares of such series, determines that such Special Redemption Provisions are in the best interest of the Trust.

            (iii) If fewer than all of the outstanding shares of a series of Municipal Preferred are to be redeemed pursuant to subparagraph (i) of this subparagraph (a), the number of shares of such series to be redeemed shall be determined by the Board of Trustees, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

            (iv) Subject to the provisions of subparagraph (v) of this subparagraph (a), shares of any series of Municipal Preferred may be redeemed, at the option of the Trust, as a whole but not in part, out of funds legally available therefor, on the first day following any Dividend Period thereof included in a Rate Period consisting of more than 364 Rate Period Days if, on the date of determination of the Applicable Rate for shares of such series for such Rate Period, such Applicable Rate equaled or exceeded on such date of determination the Treasury Note Rate for such Rate Period, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) to the date fixed for redemption.

            (v) The Trust may not on any date mail a Notice of Redemption pursuant to subparagraph (c) of this paragraph 11 in respect of a redemption contemplated to be effected pursuant to this subparagraph (a) unless on such date (a) the Trust has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount (including any applicable premium) due to Holders of shares of Municipal Preferred by reason of the redemption of such shares on such redemption date and (b) the Trust satisfies Moody's Municipal Preferred Asset Coverage (if Moody's is then rating the shares of Municipal Preferred) and Fitch Municipal Preferred Asset Coverage (if Fitch is then rating the shares of Municipal Preferred), and would maintain both Moody's Municipal Preferred Asset Coverage (if Moody's is then rating the shares of Municipal Preferred) and Fitch Municipal Preferred Asset Coverage (if Fitch is then rating the shares of Municipal Preferred) immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (b) of the preceding sentence whether the Trust has maintained Moody's Municipal Preferred Asset Coverage, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period longer than the Exposure Period then applicable to the Trust, as described in the definition of Moody's Discount Factor herein.

      (b) MANDATORY REDEMPTION. The Trust shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Trustees for redemption, certain of the shares of Municipal Preferred and other Preferred Shares, if the Trust fails to maintain either Moody's Municipal Preferred Asset Coverage or Fitch Municipal Preferred Asset Coverage, or fails to maintain the 1940 Act Municipal Preferred Asset Coverage, in accordance with the requirements of the Rating Agency or Rating Agencies then rating the shares of Municipal Preferred, and such failure is not cured on or before the Rating Agency Municipal Preferred Asset Coverage Cure Date or the 1940 Act Cure Date, as the case may be (as applicable, the "Municipal Preferred Cure Date"). The number of shares of Municipal Preferred and other Preferred Shares to be redeemed shall be equal to the lesser of (i) the minimum number of shares of Municipal Preferred, together with all other Preferred Shares, including VMTP Shares, subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Municipal Preferred Cure Date, would have resulted in the Trust maintaining both Moody's Municipal Preferred Asset Coverage and Fitch Municipal Preferred Asset Coverage or maintaining the 1940 Act Municipal Preferred Asset Coverage, as the case may be, on such Municipal Preferred Cure Date (provided, however, that if there is no such minimum number of shares of Municipal Preferred and other Preferred Shares, including VMTP Shares, the redemption or retirement of which would have had such result, all shares of Municipal Preferred and Preferred Shares, including VMTP Shares, then outstanding shall be redeemed), and (ii) the maximum number of shares of Municipal Preferred, together with all other Preferred Shares, including VMTP Shares, subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration, the By-laws, this Statement and applicable law. In determining the shares of Municipal Preferred required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed to satisfy both Fitch Municipal Preferred Asset Coverage and Moody's Municipal Preferred Asset Coverage or the 1940 Act Municipal Preferred Asset Coverage, as the case may be, pro rata among shares of Municipal Preferred and other Preferred Shares, including VMTP Shares, (and, then pro rata among each series of Municipal Preferred) subject to redemption or retirement. The Trust shall effect such redemption on the date fixed by the Trust therefor, which date shall not be earlier than 20 days nor later than 40 days after such Municipal Preferred Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of shares of Municipal Preferred and other Preferred Shares, including VMTP Shares, which are subject to redemption or retirement or the Trust otherwise is unable to effect such redemption on or prior to 40 days after such Municipal Preferred Cure Date, the Trust shall redeem those shares of Municipal Preferred and other Preferred Shares, including VMTP Shares, which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of Municipal Preferred are to be redeemed pursuant to this subparagraph (b), the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders. See also Sections 2.4(a), 2.4(c) and 2.5(b) of Exhibit 2 for additional mandatory redemption provisions relating to the Municipal Preferred.

      (c) NOTICE OF REDEMPTION. If the Trust shall determine or be required to redeem shares of a series of Municipal Preferred pursuant to subparagraph (a) or (b) of this paragraph 11, it shall mail a Notice of Redemption with respect to such redemption by first class mail, postage prepaid, to each Holder of the shares of such series to be redeemed, at such Holder's address as the same appears on the record books of the Trust on the record date established by the Board of Trustees. Such Notice of Redemption shall be so mailed not less than 20 nor more than 45 days prior to the date fixed for redemption. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of shares of Municipal Preferred to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (vii) the provisions of this paragraph 11 under which such redemption is made. If fewer than all shares of a series of Municipal Preferred held by any Holder of shares of Municipal Preferred are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Trust may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to subparagraph (a) of this paragraph 11 that such redemption is subject to one or more conditions precedent and that the Trust shall not be required to make such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

      (d) NO REDEMPTION OF SHARES OF MUNICIPAL PREFERRED UNDER CERTAIN CIRCUMSTANCES. Notwithstanding the provisions of subparagraphs (a) or (b) of this paragraph 11, if any dividends on shares of a series of Municipal Preferred (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Trust shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series of Municipal Preferred pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series. See also Section 2.5(d)(iv) of
Exhibit 2 for additional provisions relating to prohibitions on redemption.



      (e) ABSENCE OF FUNDS AVAILABLE FOR REDEMPTION. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Declaration, the By-laws, this Statement and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of Municipal Preferred shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Trust shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares of which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Trust's failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Trust may not have redeemed shares of Municipal Preferred for which a Notice of Redemption has been mailed, dividends may be declared and paid on shares of Municipal Preferred and shall include those shares of Municipal Preferred for which a Notice of Redemption has been mailed.

      (f) AUCTION AGENT AS TRUSTEE OF REDEMPTION PAYMENTS BY TRUST. All moneys paid to the Auction Agent for payment of the Redemption Price of shares of Municipal Preferred called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares of Municipal Preferred so to be redeemed.

      (g) SHARES FOR WHICH NOTICE OF REDEMPTION HAS BEEN GIVEN ARE NO LONGER OUTSTANDING. Provided a Notice of Redemption has been mailed pursuant to subparagraph (c) of this paragraph 11, upon the deposit with the Auction Agent (by noon on the Business Day fixed for redemption thereby, in funds available on that Business Day in The City of New York, New York) of funds sufficient to redeem the shares of Municipal Preferred that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose (except as provided below), and all rights of the Holders of the shares of Municipal Preferred so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraphs 2(e)(i) and 3 of this Part I; provided, however, that unless otherwise provided in the Fitch Criteria, such shares shall be deemed to be outstanding for purposes of calculating Fitch Municipal Preferred Asset Coverage (but not for the other purposes specified above, including with respect to the rights of Holders of shares of Municipal Preferred). Upon surrender in accordance with the Notice of Redemption of the certificates for any shares of Municipal Preferred so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Auction Agent to the Holders of shares of Municipal Preferred subject to redemption. In the case that fewer than all of the shares of Municipal Preferred represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Trust shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the shares of Municipal Preferred called for redemption on such date and (ii) all other amounts to which Holders of shares of Municipal Preferred called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Trust, after which time the Holders of shares of Municipal Preferred so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts to which they may be entitled. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

      (h) COMPLIANCE WITH APPLICABLE LAW. In effecting any redemption pursuant to this paragraph 11, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable StateMassachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable StateplaceMassachusetts law.

      (i) ONLY WHOLE SHARES OF MUNICIPAL PREFERRED MAY BE REDEEMED. In the case of any redemption pursuant to this paragraph 11, only whole shares of Municipal Preferred shall be redeemed, and in the event that any provision of the Declaration, the By-laws or this Statement would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

      12.   LIQUIDATION RIGHTS.

      (a) RANKING. The shares of a series of Municipal Preferred shall rank on a parity with each other, with shares of any other series of Municipal Preferred and with shares of any other class or series of Preferred Shares (including VMTP Shares) as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust. In this regard, the provisions of this Section 12 shall be applied consistently with Section 2.3 of
Exhibit 2 relating to VMTP Shares such that the Holders of shares of Municipal Preferred and Holders of VMTP Shares are treated on a parity with one another with respect to any such distribution.

      (b) DISTRIBUTIONS TO MUNICIPAL PREFERRED UPON LIQUIDATION. Upon the dissolution, liquidation or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of shares of Municipal Preferred then outstanding shall be entitled to receive and to be paid out of the assets of the Trust available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Trust ranking junior to the Municipal Preferred upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distributions in same-day funds, together with any payments required to be made pursuant to paragraph 3 of this Part I in connection with the liquidation of the Trust. After the payment to the Holders of the shares of Municipal Preferred of the full preferential amounts provided for in this subparagraph (b), the Holders of Municipal Preferred as such shall have no right or claim to any of the remaining assets of the Trust.

      (c) PRO RATA DISTRIBUTIONS. In the event the assets of the Trust available for distribution to the Holders of shares of Municipal Preferred upon any dissolution, liquidation, or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to subparagraph (b) of this paragraph 12, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with the shares of Municipal Preferred (including, without limitation, VMTP Shares) with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Municipal Preferred, ratably, in proportion to the full distributable amounts for which Holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

      (d) RIGHTS OF JUNIOR SHARES. Subject to the rights of the Holders of shares of any series or class or classes of shares ranking on a parity with the shares of Municipal Preferred with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust (including, without limitation, VMTP Shares), after payment shall have been made in full to the Holders of the shares of Municipal Preferred as provided in subparagraph (b) of this paragraph 12, but not prior thereto, any other series or class or classes of shares ranking junior to the shares of Municipal Preferred with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the shares of Municipal Preferred shall not be entitled to share therein.

      (e) CERTAIN EVENTS NOT CONSTITUTING LIQUIDATION. Neither the sale of all or substantially all of the property or business of the Trust, nor the merger or consolidation of the Trust into or with any trust, corporation or other entity nor the merger or consolidation of any trust, corporation or other entity into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this paragraph 12.

      13.   MISCELLANEOUS.

      (a) AMENDMENT OF THIS STATEMENT TO ADD ADDITIONAL SERIES OF MUNICIPAL PREFERRED. Subject to the provisions of subparagraph (c) of paragraph 10 of this Part I and the applicable provisions regarding VMTP Shares in Exhibit 2, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law), amend this Statement to (1) reflect any amendment hereto which the Board of Trustees is entitled to adopt pursuant to the terms of this Statement without shareholder approval or (2) add additional series of Municipal Preferred or additional shares of a series of Municipal Preferred (and terms relating thereto) to the series and shares of Municipal Preferred theretofore described thereon. Each such additional series and all such additional shares shall be governed by the terms of this Statement.

      (b)   [RESERVED]

      (c) NO FRACTIONAL SHARES. No fractional shares of Municipal Preferred shall be issued.

      (d) STATUS OF SHARES OF MUNICIPAL PREFERRED REDEEMED, EXCHANGED OR OTHERWISE ACQUIRED BY THE TRUST. Shares of Municipal Preferred which are redeemed, exchanged or otherwise acquired by the Trust shall return to the status of authorized and unissued Preferred Shares without designation as to series.

      (e) BOARD MAY RESOLVE AMBIGUITIES. To the extent permitted by applicable law, the Board of Trustees may interpret, adjust or amend the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Statement with respect to any series of Municipal Preferred prior to the issuance of shares of such series.

      (f) HEADINGS NOT DETERMINATIVE. The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this Statement.

      (g) NOTICES. All notices or communications, unless otherwise specified in this Statement, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.

                                     PART II
                               AUCTION PROCEDURES

      1.    ORDERS.

      (a) Prior to the Submission Deadline on each Auction Date for shares of a series of Municipal Preferred:

            (i) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

                  (A) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of such shares;

                  (B) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

                  (C) the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series; and

            (ii) one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

For purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C), or (ii) of this subparagraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this subparagraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this subparagraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this subparagraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

      (b)   (i)   A Bid by a Beneficial Owner or an Existing Holder of shares of a series of Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                  (A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

                  (B) such number or a lesser number of Outstanding shares of such series to be determined as set forth in paragraph 4(a)(iv) of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

                  (C) the number of Outstanding shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in paragraph 4(b)(iii) of this Part II if the rate specified therein shall be higher than the Maximum Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

            (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                  (A) the number of Outstanding shares of such series specified in such Sell Order; or

                  (B) such number or a lesser number of Outstanding shares of such series as set forth in paragraph 4(b)(iii) of this Part II if Sufficient Clearing Bids for shares of such series do not exist;

      provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of Municipal Preferred shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph 2(c) of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Trust) with the provisions of paragraph 7 of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker-Dealer believes it is not the Existing Holder of such shares.

            (iii) A Bid by a Potential Beneficial Holder or a Potential Holder of shares of a series of Municipal Preferred subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                  (A) the number of Outstanding shares of such series specified in such Bid if the Applicable Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

                  (B) such number or a lesser number of Outstanding shares of such series as set forth in paragraph 4(a)(v) of this Part II if the Applicable Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

      (c) No Order for any number of shares of Municipal Preferred other than whole shares shall be valid.

      2.    SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

      (a) Each Broker-Dealer shall submit in writing or over the internet to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for shares of Municipal Preferred of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

            (i) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

            (ii) the aggregate number of shares of such series that are the subject of such Order;

            (iii) to the extent that such Bidder is an Existing Holder of shares of such series:

                  (A) the number of shares, if any, of such series subject to any Hold Order of such Existing Holder;

                  (B) the number of shares, if any, of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                  (C) the number of shares, if any, of such series subject to any Sell Order of such Existing Holder; and

            (iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder's Bid.

      (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

      (c) If an Order or Orders covering all of the Outstanding shares of Municipal Preferred of a series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Rate Period consisting of more than 28 Rate Period Days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

      (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding shares of Municipal Preferred of a series subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

            (i) all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

            (ii) (A) any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

                  (B) subject to subclause (A), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

                  (C) subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                  (D) in any such event, the number, if any, of such Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

            (iii) all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

      (e) If more than one Bid for one or more shares of a series of Municipal Preferred is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

      (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

      3. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE.

      (a) Not earlier than the Submission Deadline on each Auction Date for shares of a series of Municipal Preferred, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine for such series:

            (i) the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Municipal Preferred" of such series);

            (ii)  from the Submitted Orders for shares of such series whether:

                  (A) the number of Outstanding shares of such series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate for shares of such series;

            exceeds or is equal to the sum of:

                  (B) the number of Outstanding shares of such series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate for shares of such series; and

                  (C) the number of Outstanding shares of such series subject to Submitted Sell Orders

            (in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and
            (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of such series); and

            (iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of such series) which if:

                  (A) (I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

                  (B) (I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

      would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause
      (B) above, would equal not less than the Available Municipal Preferred of such series.

      (b) Promptly after the Auction Agent has made the determinations pursuant to subparagraph (a) of this paragraph 3, the Auction Agent shall advise the Trust of the Maximum Rate for shares of the series of Municipal Preferred for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for shares of such series for the next succeeding Rate Period thereof as follows:

            (i) if Sufficient Clearing Bids for shares of such series exist, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

            (ii) if Sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be equal to the Maximum Rate for shares of such series; or

            (iii) if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Applicable Rate for all shares of such series for the next succeeding Rate Period thereof shall be as set forth in subparagraph (c) of this paragraph 3.

      (c) For purposes of subparagraph (b)(iii) of this paragraph 3, the Applicable Rate for shares of such series for the next succeeding Rate Period of shares of such series shall be equal to the lesser of the Kenny Index (if such Rate Period consists of fewer than 183 Rate Period Days) or the product of (A)
(I) the "AA" Composite Commercial Paper Rate on such Auction Date for such Rate Period, if such Rate Period consists of fewer than 183 Rate Period Days; (II) the Treasury Bill Rate on such Auction Date for such Rate Period, if such Rate Period consists of more than 182 but fewer than 365 Rate Period Days; or (III) the Treasury Note Rate on such Auction Date for such Rate Period, if such Rate Period is more than 364 Rate Period Days (the rate described in the foregoing clause (A)(I), (II) or (III), as applicable, being referred to herein as the "Benchmark Rate") and (B) 1 minus the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate applicable to ordinary income, whichever is greater; provided, however, that if the Trust has notified the Auction Agent of its intent to allocate to shares of such series in such Rate Period any net capital gains or other income taxable for Federal income tax purposes ("Taxable Income"), the Applicable Rate for shares of such series for such Rate Period will be (i) if the Taxable Yield Rate (as defined below) is greater than the Benchmark Rate, then the Benchmark Rate, or (ii) if the Taxable Yield Rate is less than or equal to the Benchmark Rate, then the rate equal to the sum of (x) the lesser of the Kenny Index (if such Rate Period consists of fewer than 183 Rate Period Days) or the product of the Benchmark Rate multiplied by the factor set forth in the preceding clause (B) and (y) the product of the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax applicable to ordinary income, whichever is greater, multiplied by the Taxable Yield Rate. For purposes of the foregoing, "Taxable Yield Rate" means the rate determined by (a) dividing the amount of Taxable Income available for distribution per such share of Municipal Preferred by the number of days in the Dividend Period in respect of which such Taxable Income is contemplated to be distributed, (b) multiplying the amount determined in (a) above by 365 (in the case of a Dividend Period of 7 Rate Period Days) or 360 (in the case of any other Dividend Period), and (c) dividing the amount determined in (b) above by $25,000.

      4. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES. Existing Holders shall continue to hold the shares of Municipal Preferred that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to subparagraph (a) of paragraph 3 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

      (a) If Sufficient Clearing Bids for shares of a series of Municipal Preferred have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of subparagraphs
(d) and (e) of this paragraph 4, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

            (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the shares of Municipal Preferred subject to such Submitted Bids;

            (ii) Existing Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of Municipal Preferred subject to such Submitted Bids;

            (iii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted;

            (iv) Existing Holders' Submitted Bids for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the share of Municipal Preferred subject to such Submitted Bid, unless the number of Outstanding shares of Municipal Preferred subject to all such Submitted Bids shall be greater than the number of shares of Municipal Preferred ("remaining shares") in the excess of the Available Municipal Preferred of such series over the number of shares of Municipal Preferred subject to Submitted Bids described in clauses (ii) and (iii) of this subparagraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold shares of Municipal Preferred subject to such Submitted Bid, but only in an amount equal to the number of shares of Municipal Preferred of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding shares of Municipal Preferred held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of Municipal Preferred subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

            (v) Potential Holder's Submitted Bids for shares of such series specifying a rate that is equal to the Winning Bid Rate of Shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available Municipal Preferred of such series over the number of shares of Municipal Preferred subject to Submitted Bids described in clauses (ii) through (iv) of this subparagraph (a) by a fraction, the numerator of which shall be the number of Outstanding shares of Municipal Preferred subject to such Submitted Bids and the denominator of which shall be the aggregate number of Outstanding shares of Municipal Preferred subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

      (b) If Sufficient Clearing Bids for shares of a series of Municipal Preferred have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of subparagraph (d) of this paragraph 4, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

            (i) Existing Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the shares of Municipal Preferred subject to such Submitted Bids;

            (ii) Potential Holders' Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Rate for shares of such series shall be accepted; and

            (iii) Existing Holder's Submitted Bids for shares of such series specifying any rate that is higher than the Maximum Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this subparagraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

      (c) If all of the Outstanding shares of a series of Municipal Preferred are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

      (d) If, as a result of the procedures described in clause (iv) or (v) of subparagraph (a) or clause (iii) of subparagraph (b) of this paragraph 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of Municipal Preferred on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of Municipal Preferred of such series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Municipal Preferred.

      (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this paragraph 4, any Potential Holder would be entitled or required to purchase less than a whole share of series of Municipal Preferred on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of Municipal Preferred of such series for purchase among Potential Holders so that only whole shares of Municipal Preferred of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing shares of Municipal Preferred of such series on such Auction Date.

      (f) Based on the results of each Auction for shares of a series of Municipal Preferred, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, shares of Municipal Preferred of such series. Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of Municipal Preferred with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of Municipal Preferred that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

      (g) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver shares of Municipal Preferred of any series or to pay for shares of Municipal Preferred of any series sold or purchased pursuant to the Auction Procedures or otherwise.

      5. NOTIFICATION OF ALLOCATIONS. Except as noted below, whenever the Trust intends to include any net capital gain or other income taxable for Federal income tax purposes in any dividend on shares of Municipal Preferred, the Trust shall, in the case of a Minimum Rate Period or a Special Rate Period of 28 Rate Period Days or fewer, and may, in the case of any other Special Rate Period, notify the Auction Agent of the amount to be so included not later than the Dividend Payment Date next preceding the Auction Date on which the Applicable Rate for such dividend is to be established. Whenever the Auction Agent receives such notice from the Trust, it will be required in turn to notify each Broker-Dealer, who, on or prior to such Auction Date, in accordance with its Broker-Dealer Agreement, will be required to notify its Beneficial Owners and Potential Beneficial Owners of shares of Municipal Preferred believed by it to be interested in submitting an Order in the Auction to be held on such Auction Date. The Trust may also include such net capital gain or other income taxable for federal income tax purposes in a dividend on shares of Municipal Preferred without giving advance notice if the dividend is increased by a Gross-up Payment. The Trust must notify the Auction Agent of the additional amounts to be included in such dividend at least five Business Days prior to the applicable Dividend Payment Date.

      6. AUCTION AGENT. For so long as any shares of Municipal Preferred are outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its affiliates (which however, may engage or have engaged in business transactions with the Trust or its affiliates) and at no time shall the Trust or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of Municipal Preferred are outstanding, the Board of Trustees shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction Agent's registry of Existing Holders of shares of a series of Municipal Preferred shall be conclusive and binding on the Broker-Dealers. A Broker-Dealer may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for shares of a series of Municipal Preferred and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of a series in respect of which the Auction Agent has determined such Broker-Dealer to be an Existing Holder. If such Broker-Dealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such Broker-Dealer's inquiry, such Broker-Dealer may so inform the Auction Agent of that belief. Such Broker-Dealer shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such Broker-Dealer's inquiry.

      7. TRANSFER OF SHARES OF MUNICIPAL PREFERRED. Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of shares of Municipal Preferred only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of shares of Municipal Preferred from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 7 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.

      8.    GLOBAL CERTIFICATE.  Prior to the commencement of a Voting Period,
(i) all of the shares of a series of Municipal Preferred outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of Municipal Preferred shall be made on the books of the Trust to any Person other than the Securities Depository or its nominee.





                           MFS MUNICIPAL INCOME TRUST

          STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES
                OF VARIABLE RATE MUNICIPAL TERM PREFERRED SHARES








219747

                           MFS MUNICIPAL INCOME TRUST

              STATEMENT DATED SEPTEMBER 17, 2012 ESTABLISHING AND
                        FIXING THE RIGHTS AND PREFERENCES
                OF VARIABLE RATE MUNICIPAL TERM PREFERRED SHARES

      MFS Municipal Income Trust (the "Trust"), a Massachusetts business trust, certifies that:

                                    RECITALS

      FIRST:  The Board of Trustees of the Trust is authorized pursuant to
Article III,
Section 1 of the Trust's Declaration of Trust, as amended (which, as hereafter restated or amended from time to time, is herein called the "Declaration"), to authorize for issuance shares of the Trust in one or more classes and series, with such preferences, powers, restrictions, limitations or qualifications as determined by the Board of Trustees and as set forth in the resolution or resolutions providing for the issuance of such shares.

      SECOND: Pursuant to the authority expressly vested in the Board of Trustees of the Trust by Article III, Section 1 of the Declaration, the Board of Trustees has, by resolution, authorized the issuance of a class of preferred shares of the Trust, without par value and a liquidation preference of U.S. $25,000 per share, such shares to be classified as Variable Rate Municipal Term Preferred Shares ("VMTP"), and such VMTP to be issued in one or more series (each such series, a "Series").

      THIRD: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each Series of VMTP are set forth in this Statement, as modified, amended or supplemented in an appendix hereto (each an "Appendix" and collectively the "Appendices") specifically relating to such Series (each such Series being referred to herein as a "Series of VMTP Shares," "VMTP Shares of a Series" or a "Series," and shares of all such Series being referred to herein individually as a "VMTP Share" and collectively as the "VMTP Shares").

                              1       DEFINITIONS

1.1 Definitions. Unless the context or use indicates another or different meaning or intent and except with respect to any Series as specifically provided in the Appendix applicable to such Series, each of the following terms when used in this Statement shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

      "1940 Act" means the Investment Company Act of 1940, as amended, or any successor statute.

      "1940 Act Asset Coverage" means "asset coverage," as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are stock, including all outstanding VMTP Shares and shares of Municipal Preferred (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

      "Additional Amount Payment" means, in respect of any dividend, a payment to a Holder of VMTP Shares of an amount which, giving effect to the Taxable Allocation included in such dividend, if any, would cause such Holder's after-tax returns (after federal income tax consequences, taking into account both the Taxable Allocation and the Additional Amount Payment) to be equal to the after-tax return such Holder would have received if the dividend had not included any such Taxable Allocation. Such Additional Amount Payment shall be calculated
(i) without consideration being given to the time value of money; (ii) assuming that no Holder of VMTP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Trust; and (iii) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of Section 852(b)(5) of the Code) would be taxable in the hands of each Holder of VMTP Shares at the maximum marginal regular federal individual income tax rate applicable to ordinary income or net capital gain, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, whichever is greater, in effect at the time such Additional Amount Payment is paid, disregarding in each case the effect of any state or local taxes and the phase-out of, or provisions limiting, personal exemptions, itemized deductions, or the benefit of lower tax brackets.

      "Adviser" means Massachusetts Financial Services Company, or such other entity as shall be then serving as the investment adviser of the Trust, and shall include, as appropriate, any sub-adviser duly appointed by the Adviser.

      "Agent Member" means a Person with an account at the Securities Depository that holds one or more VMTP Shares through the Securities Depository, directly or indirectly, for a Designated Owner and that will be authorized and instructed, directly or indirectly, by a Designated Owner to disclose information to the Redemption and Paying Agent with respect to such Designated Owner.

      "Allocation Notification Period" shall have the meaning set forth in
Section 2.10(a).

      "Appendices" and "Appendix" shall have the respective meanings set forth in the Recitals of this Statement.

      "Applicable Spread" means, with respect to any Rate Period for any Series of VMTP Shares, the percentage per annum set forth in the table directly below opposite the lowest applicable credit rating assigned to such Series by any Rating Agency on the Rate Determination Date for such Rate Period; provided, however, that, if such Series of VMTP Shares is not assigned a credit rating by any Rating Agency on the Rate Determination Date for any Rate Period for such Series of VMTP Shares as a result of each NRSRO that would otherwise constitute a Rating Agency ceasing to rate tax-exempt closed-end investment companies generally, "Applicable Spread" means, with respect to such Rate Period, (i) the percentage per annum in such table directly below the percentage per annum set forth opposite the lowest applicable credit rating most recently assigned to such Series by any Rating Agency in such table prior to such Rate Determination Date or (ii) 6.25% per annum if such percentage set forth opposite such lowest applicable credit rating is 3.05% per annum.

*---------------------
||LONG-TERM RATINGS*||
*---------------------
-----------------------------------------------
|   | Moody's  |  Fitch   |Applicable Spread**|
-----------------------------------------------
|   |Aaa to Aa3|AAA to AA-|       1.25%       |
-----------------------------------------------
|   |    A1    |    A+    |       1.45%       |
-----------------------------------------------
|   |    A2    |    A     |       1.65%       |
-----------------------------------------------
|   |    A3    |    A-    |       1.85%       |
-----------------------------------------------
|   |   Baa1   |   BBB+   |       2.75%       |
-----------------------------------------------
|   |   Baa2   |   BBB    |       2.90%       |
-----------------------------------------------
|   |   Baa3   |   BBB-   |       3.05%       |
-----------------------------------------------
|   |          |          |                   |
-----------------------------------------------

 *And/or the equivalent long-term rating of an Other Rating Agency then rating the VMTP Shares, in all cases utilizing the lowest of the ratings of the Rating Agencies then rating the VMTP Shares.
 **Unless an Increased Rate Period is in effect for the relevant Rate Period or the Increased Rate otherwise applies to any portion of a Rate Period, in which case the Applicable Spread shall be 6.25% for such period or portion thereof, as the case may be.

   "Asset Coverage" means "asset coverage," as defined for purposes of Section
   18(h) of the 1940 Act as in effect on the date hereof, with respect to all Outstanding senior securities of the Trust which are stock, including all
     Outstanding VMTP Shares and Outstanding shares of Municipal Preferred, determined on the basis of values calculated as of a time within 48 hours (only including Business Days) next preceding the time of such determination.

  "Asset Coverage Cure Date" means, with respect to the failure by the Trust to maintain Asset Coverage of at least 225% as of the close of business on a
    Business Day (as required by Section 2.4(a)), the date that is seven (7)
                   Business Days following such Business Day.

  "Below Investment Grade" means, with respect to any Series of VMTP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

(i)            lower than BBB-, in the case of Fitch;

(ii)  lower than Baa3, in the case of Moody's; and
(iii) lower than an equivalent long-term credit rating to those set forth in clauses (i) and (ii), in the case of any Other Rating Agency.
      "Board of Trustees" means the Board of Trustees of the Trust or any duly authorized committee thereof as permitted by applicable law.

      "Business Day" means any day other than a day (i) on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close or (ii) on which the New York Stock Exchange is closed.

      "By-Laws" means the By-Laws of the Trust as amended from time to time.

      "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

      "Common Shares" means the common shares of beneficial interest of the Trust.

      "Conditional Acceptance" shall have the meaning set forth in Section
2.5(a).

      "Custodian" means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Trust as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

      "Custodian Agreement" means, with respect to any Series, the custodian agreement by and between the Custodian and the Trust with respect to such Series, as amended from time to time.

      "Date of Original Issue" means, with respect to any Series, the date specified as the Date of Original Issue for such Series in the Appendix for such Series.

      "Declaration" shall have the meaning set forth in the Recitals of this Statement.

      "Default" shall mean a Dividend Default or a Redemption Default.

      "Deposit Securities" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either
(i) is a demand obligation payable to the holder thereof on any Business Day or
(ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption
Date, Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit
Security:

      (1)   cash or any cash equivalent;

      (2)   any U.S. Government Obligation;

      (3)   any Municipal Obligation that has a credit rating from at least one
NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations (or such rating's future equivalent), including any such fixed or variable Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

      (4) any Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof;

      (5)   any investment in any money market fund registered under the 1940
Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, including, without limitation, the MFS Institutional Money Market Portfolio; or

      (6) any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of banks or other financial institutions as of the date of this Statement (or such rating's future equivalent).

      "Derivative Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, repurchase transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, futures, interest rate futures or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master
Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any obligations or liabilities under any Master Agreement.

      "Derivative Termination Value" means, in respect of any one or more
Derivative Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivative Contracts, (a) for any date on or after the date such Derivative Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivative
Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivative
Contracts (which may include the Initial Purchaser or an affiliate of the Initial Purchaser).

      "Designated Owner" means a Person in whose name VMTP Shares of any Series are recorded as beneficial owner of such VMTP Shares by the Securities
Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be.

      "Dividend Default" shall have the meaning set forth in Section 2.2(g)(i).

      "Dividend Payment Date" means, with respect to any Series, the first
Business Day of each calendar month that any shares of such Series are outstanding unless otherwise provided in the Appendix relating to such Series with respect to the applicable initial Dividend Payment Date for such Series.

      "Dividend Period" means, with respect to any Series, the Dividend Period for such Series set forth in the Appendix for such Series.

      "Dividend Rate" means, with respect to any Rate Period for a Series of VMTP Shares, the Index Rate for such Rate Period plus the Applicable Spread for such Rate Period, and, as applicable, giving effect to the adjustment described in Section 2.10; provided, however, that with respect to any Increased Rate
Period (or any portion of a Rate Period to which the Increased Rate otherwise applies), the Dividend Rate shall mean the Increased Rate for such Increased
Rate Period (or such portion of a Rate Period); and provided further that the Dividend Rate (exclusive of any Additional Amount Payment) for any Rate Period
(or portion thereof) shall in no event exceed the Maximum Rate.

      "Effective Leverage Ratio" shall have the meaning set forth in Section
2.4(d).

      "Effective Leverage Ratio Cure Date" shall have the meaning set forth in
Section 2.5(b)(ii)(A).

      "Electronic Means" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone
(promptly confirmed by any other operative method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent and the Custodian, shall be sent by such means to each of its representatives set forth in the Redemption and Paying Agent Agreement and the Custodian Agreement, respectively.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

      "Fitch" means Fitch Ratings, a part of the Fitch Group, which is a majority owned subsidiary of Fimalac, S.A., and any successor or successors thereto.

      "Holder" means, with respect to the VMTP Shares of any Series or any other security issued by the Trust, a Person in whose name such security is registered as the recordholder in the registration books of the Trust.

      "Increased Rate" means, with respect to any Increased Rate Period for a Series of VMTP Shares (or any portion of a Rate Period to which the Increased
Rate otherwise applies), the Index Rate for such Rate Period (or portion thereof) plus an Applicable Spread of 6.25%.

      "Increased Rate Period" shall have the meaning set forth in Section
2.2(g)(i).

      "Index Rate" means, with respect to any Rate Period for a Series of VMTP
Shares, the SIFMA Municipal Swap Index made available by 3:00 p.m., New York
City time, on the Rate Determination Date for such Rate Period.

      "Initial Purchaser" means Citibank, N.A.

      "Initial Rate Period" means, with respect to the VMTP Shares of any Series, the period commencing on and including the Date of Original Issue thereof and ending on, and including, the next succeeding calendar day that is a Wednesday (or, if such Wednesday is not a Business Day, the next succeeding
Business Day).

      "Initial Series" means the initial Series of VMTP Shares issued pursuant to this Statement as set forth in Appendix A attached hereto.

      "Initial Series Majority Holder" means, with respect to the Initial
Series, Designated Owners of more than 50% of the number of Outstanding VMTP
Shares of such Series.

      "Liquidation Preference" means, with respect to any Series, the amount specified as the liquidation preference per share for that Series in the Appendix for such Series.

      "Liquidity Account Initial Date" means, with respect to any Series, the date designated as the Liquidity Account Initial Date in the Appendix for such Series.

      "Liquidity Account Investments" means (i) Deposit Securities or (ii) any other security or investment owned by the Trust that is assigned a long-term credit rating not less than A3 by Moody's or A- by Fitch or an equivalent rating by any other NRSRO (or any such rating's future equivalent) and is not assigned a credit rating lower than any such rating by any of Moody's, Fitch or other
NRSRO then rating such security or investment.

      "Liquidity Requirement" shall have the meaning set forth in Section
2.11(b).

      "Mandatory Redemption Price" shall have the meaning set forth in Section
2.5(b)(i)(A).

      "Market Value" of any asset of the Trust means, for securities for which market quotations are readily available, the market value thereof provided by an independent third-party pricing service designated from time to time by the Board of Trustees, which pricing service shall be Interactive Data Evaluation
Services (or any successor thereto), Standard & Poor's (or any successor thereto) or another independent third-party pricing service broadly recognized in the tax-exempt fund market; provided, that, if the Initial Purchaser is the Initial Series Majority Holder, MFS will provide notice of such other third-party pricing service to the Initial Purchaser. Market Value of any asset shall include any interest accrued thereon. The pricing service values portfolio securities at the quoted bid price or the yield equivalent when quotations are readily available. Securities for which market quotations are not readily available are valued at fair value as determined by the pricing service or, in the case of good faith disputes on the part of the Board of Trustees as to the fair value of such securities, the Board of Trustees may determine the fair value thereof in accordance with the Trust's valuation policies and procedures.
Fair valuations will typically be provided by the pricing service using methods that include, without limitation, consideration of: yields or prices of Municipal Obligations of comparable quality, type of issue, coupon, maturity and rating; state of issuance; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine recommended valuations.

      "Maximum Rate" means 15.00% per annum.

      "Moody's" means Moody's Investors Service, Inc. and any successor or successors thereto.

      "Municipal Obligation" means any "Municipal Instrument" as defined in the Trust's registration statement on Form N-2 as filed with the Securities and Exchange Commission on August 6, 2008 (the "Registration Statement").

      "Municipal Preferred" means the Municipal Auction Rate Cumulative
Preferred Shares of the Trust, the preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption are set forth in the Municipal Preferred Statement.

      "Municipal Preferred Statement" shall mean Section 12.1 (Statement
Creating One Series of Municipal Auction Rate Cumulative Preferred Shares) of the Amended and Restated By-Laws of MFS Municipal Income Trust, as amended on
September 12, 2011.

      "Notice of Redemption" shall have the meaning set forth in Section 2.5(d).

      "Notice of Taxable Allocation" shall have the meaning set forth in Section
2.10(a).

      "NRSRO" means (a) each of Fitch, Moody's, and Standard and Poor's Ratings
Services so long as such Person is a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act and (b) any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Trust.

      "Optional Redemption Date" shall have the meaning set forth in Section
2.5(c)(i).

      "Optional Redemption Price" shall have the meaning set forth in Section
2.5(c)(i).

      "Other Rating Agency" means, at any time, each Rating Agency, if any, other than Moody's or Fitch then providing a rating for the VMTP Shares pursuant to the request of the Trust.

      "Outstanding" means, as of any date with respect to VMTP Shares of any Series, the number of VMTP Shares of such Series theretofore issued by the Trust except (without duplication):

      (a) any VMTP Shares of such Series theretofore cancelled or redeemed or delivered to the Redemption and Paying Agent for cancellation or redemption in accordance with the terms hereof;

      (b) any VMTP Shares of such Series as to which the Trust shall have given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent Deposit Securities with an aggregate Market Value sufficient to redeem such shares in accordance with the applicable subsection of Section 2.5 hereof;

      (c) any VMTP Shares of such Series as to which the Trust shall be the Holder or the Designated Owner; and

      (d) any VMTP Shares of such Series represented by any security certificate in lieu of which any new security certificate has been executed and delivered by the Trust.

      "Person" means and includes an individual, a partnership, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

      "Preferred Shares" means the preferred shares of the Trust, and includes the VMTP Shares, shares of Municipal Preferred, and any other shares of beneficial interest hereafter authorized and issued by the Trust of a class having priority over any other class as to distribution of assets or payments of dividends.

      "Pro Rata Allocation" has the meaning set forth in Section 2.5(b)(i)(A).

      "Purchase Agreement" means (i) with respect to the Initial Series, the VMTP Purchase Agreement dated as of September 17, 2012 between the Trust and
Citibank, N.A. and (ii) with respect to any subsequent Series of VMTP Shares, the purchase agreement or other similar agreement for the VMTP Shares of such Series (if any) specified in the Appendix for such Series.

      "Rate Determination Date" means, with respect to the Initial Rate Period for any Series of VMTP Shares, the Business Day immediately preceding the Date of Original Issue of such Series and, with respect to any Subsequent Rate Period for any Series of VMTP Shares, the last day of the immediately preceding Rate
Period for such Series.

      "Rate Period" means, with respect to any Series of VMTP Shares, the Initial Rate Period and any Subsequent Rate Period of the VMTP Shares of such
Series.

      "Rating Agencies" means, as of any date and in respect of a Series of VMTP
Shares, (i) each of Moody's and Fitch and (ii) any other NRSRO designated as a Rating Agency on such date in accordance with Section 2.7, in each case above, only if it maintains a current credit rating for the VMTP Shares of such Series on such date and the Board of Trustees has not terminated its designation as a Rating Agency in accordance with Section 2.7. Moody's and Fitch have initially been designated as the Rating Agencies for purposes of the VMTP Shares. In the event that at any time any Rating Agency (i) ceases to be a Rating Agency for purposes of any Series of VMTP Shares and such Rating Agency has been replaced by another Rating Agency in accordance with Section 2.7, any references to any credit rating of such replaced Rating Agency in this Statement or any Appendix shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the Rating Agency that has replaced such Rating Agency as of the most recent date on which such replacement Rating Agency published credit ratings for such Series of VMTP
Shares or (ii) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Statement or any Appendix shall instead be deemed to be references to such corresponding replacement rating definition.
In the event that at any time the designation of any Rating Agency as a Rating
Agency for purposes of any Series of VMTP Shares is terminated in accordance with Section 2.7, any credit rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Statement or the Appendix for such Series, shall be disregarded, and only the credit ratings of the then-designated Rating Agencies for such Series shall be taken into account for purposes of this Statement and such Appendix, provided that, for purposes of determining the Dividend Rate applicable to a Rate Period, any designation of a Rating Agency after the Rate Determination Date for such Rate Period will take effect on or as of the next succeeding Rate Determination
Date.

      "Rating Agency Guidelines" means the guidelines of any Rating Agency, compliance with which is required to cause such Rating Agency to continue to issue a rating with respect to a Series of VMTP Shares for so long as such Series is Outstanding.

      "Ratings Event" shall have the meaning set forth in Section 2.2(g)(i).

      "Redemption and Paying Agent" means, with respect to any Series, Deutsche
Bank Trust Company Americas and its successors or any other redemption and paying agent appointed by the Trust with respect to such Series.

      "Redemption and Paying Agent Agreement" means, with respect to any Series, the Redemption and Paying Agent Agreement dated as of September 17, 2012, by and among the Redemption and Paying Agent, the Trust and certain other Persons, as the same may be amended, restated or modified from time to time, or any similar agreement between the Trust and any other redemption and paying agent appointed by the Trust.

      "Redemption Date" shall have the meaning set forth in Section 2.5(d)(i).

      "Redemption Default" shall have the meaning set forth in Section
2.2(g)(i).

      "Redemption Price" shall mean the Term Redemption Price, the Mandatory
Redemption Price or the Optional Redemption Price, as applicable.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

      "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Trust that agrees to follow the procedures required to be followed by such securities depository as set forth in this Statement with respect to the VMTP Shares.

      "Series" and "Series of VMTP Shares" shall have the meanings set forth in the Recitals of this Statement.

      "SIFMA Municipal Swap Index" means the Securities Industry and Financial
Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association; provided, however, that if such index is no longer produced by Municipal Market Data, Inc. or its successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Weekly High
Grade Municipal Index produced by Standard & Poor's Financial Services LLC or its successors or (ii) if the S&P Weekly High Grade Municipal Index is no longer produced, such other reasonably comparable index selected in good faith by the Board of Trustees of the Trust.

      "Statement" means this Statement Establishing and Fixing the Rights and Preferences of Variable Rate Municipal Term Preferred Shares, as it may be amended from time to time in accordance with its terms.

      "Subsequent Rate Period" means, with respect to any Series of VMTP Shares, the period from, and including, the first day following the Initial Rate Period of such Series to, and including, the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day) and each subsequent period from, and including, the first day following the end of the previous Subsequent Rate
Period to, and including, the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day).

      "Tax Event" shall have the meaning set forth in Section 2.2(g)(i).

      "Taxable Allocation" means, with respect to any Series, the amount, if any, to be included in a dividend payable in respect of such Series that constitutes net capital gain or other income taxable for regular U.S. federal income tax purposes.

      "Term Extension Request" shall have the meaning set forth in Section
2.5(a).

      "Term Redemption Amount" shall have the meaning set forth in Section
2.11(a).

      "Term Redemption Date" means, with respect to any Series, the date specified as the Term Redemption Date in the Appendix for such Series.

      "Term Redemption Liquidity Account" shall have the meaning set forth in
Section 2.11(a).

      "Term Redemption Price" shall have the meaning set forth in Section
2.5(a).

      "Trust" shall have the meaning set forth in the Preamble to this Statement.

      "U.S. Government Obligations" means "Government securities" (as defined by the 1940 Act) that are direct obligations of the United States or of its agencies or instrumentalities, that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

      "VMTP" shall have the meaning set forth in the Recitals of this Statement.

      "VMTP Shares" shall have the meaning set forth in the Recitals of this Statement.

      "VMTP Shares of a Series" shall have the meaning set forth in the Recitals of this Statement.

      "Voting Period" shall have the meaning set forth in Section 2.6(b)(i).

      With respect to any Series, any additional definitions specifically set forth in the Appendix relating to such Series and any amendments to any definitions specifically set forth in the Appendix relating to such Series, as such Appendix may be amended from time to time, shall be incorporated herein and made part hereof by reference thereto, but only with respect to such Series.

1.2 Interpretation. The headings preceding the text of Sections included in this Statement are for convenience only and shall not be deemed part of this Statement or be given any effect in interpreting this Statement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Statement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Statement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Sections shall refer to those portions of this Statement. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Statement as a whole and not to any particular Article, Section or clause of this Statement. References herein to the "close of business" on any day shall mean 5:00 p.m., New York City time, on such day.

      Unless otherwise provided, defined terms used in this Statement apply only to VMTP Shares and defined terms used in the Municipal Preferred Statement apply only to shares of Municipal Preferred.

                   2       TERMS APPLICABLE TO ALL SERIES OF
                 VARIABLE RATE MUNICIPAL TERM PREFERRED SHARES

      Except for such changes and amendments hereto with respect to a Series of VMTP Shares that are specifically contemplated by the Appendix relating to such Series, each Series of VMTP Shares shall have the following terms:

2.1    Number of Shares; Ranking.

(a)         The number of authorized shares constituting any Series of VMTP
Shares shall be as set forth with respect to such Series in the Appendix hereto
relating to such Series.   No fractional VMTP Shares shall be issued.

(b) The VMTP Shares of each Series shall rank on a parity with VMTP Shares of each other Series and with shares of any other series of Preferred Shares
(including any shares of Municipal Preferred) as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust. The VMTP Shares of each Series shall have preference with respect to the payment of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust over the Common Shares as set forth herein.
(c) No Holder of VMTP Shares shall have, solely by reason of being such a Holder, any preemptive or other right to acquire, purchase or subscribe for any VMTP Shares or Common Shares or other securities of the Trust which it may hereafter issue or sell.
2.2    Dividends and Distributions.

(a) The Holders of VMTP Shares of a Series shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Trustees, out of funds legally available therefor in accordance with the Declaration, this Statement, and applicable law, and in preference to dividends and other distributions on Common Shares, cumulative cash dividends and other distributions on each share of such Series at the Dividend Rate for such Series, calculated as set forth herein, including giving effect to Section 2.10, and no more. No Holders of VMTP Shares shall be entitled to receive any dividends and other distributions on VMTP Shares, whether payable in cash, property or shares, in excess of full cumulative dividends and other distributions, as herein provided; provided, however, for the avoidance of doubt, the applicable Holder or Designated Owner is entitled to receive additional fees pursuant to Section
2.4 of the Purchase Agreement.  Dividends and other distributions on the VMTP
Shares of a Series shall accumulate from the Date of Original Issue with respect to such Series. The amount of dividends per share payable on VMTP Shares of a Series on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period, provided such dividends have been declared by, or under authority granted by, the Board of Trustees as described above. The amount of dividends per share of a Series accumulated for each such Rate Period (or part thereof) shall be computed by (i) multiplying the Dividend Rate in effect for VMTP Shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the actual number of days in such Rate Period
(or part thereof) and the denominator of which shall be the actual number of days in the year in which such Rate Period (or such part thereof) occurs (365 or 366) and (ii) multiplying the product determined pursuant to clause (i) by the Liquidation Preference for a VMTP Share of such Series.

(b) Subject to Section 2.2(a), dividends on VMTP Shares of each Series with respect to any Dividend Period shall be declared to the Holders of such shares as their names shall appear on the registration books of the Trust at the close of business on each day in such Dividend Period and shall be paid as provided in
Section 2.2(f) hereof.
(c) (i) Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Trust ranking, as to the payment of dividends, on a parity with the VMTP Shares for any Dividend Period unless full cumulative dividends have been or contemporaneously are declared and paid on the VMTP Shares through their most recent Dividend Payment Date and the Trust has redeemed the full number of VMTP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto. When dividends are not paid in full upon the VMTP Shares through their most recent Dividend Payment Date or upon the shares of any other class or series of shares of beneficial interest of the Trust ranking on a parity as to the payment of dividends with the VMTP
Shares (including, without limitation, shares of Municipal Preferred) through their most recent respective dividend payment dates, all dividends declared upon the VMTP Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with the VMTP Shares shall be declared pro rata so that the amount of dividends declared per share on the VMTP Shares and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the VMTP Shares and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared per share of VMTP shall be based on the Dividend
Rate for such shares for the Dividend Periods during which dividends were not paid in full).

                  (ii) For so long as any VMTP Shares are Outstanding, the Trust shall not: (x) declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of the Common
Shares, (y) call for redemption or redeem, purchase or otherwise acquire for consideration any Common Shares, or (z) pay any proceeds of the liquidation of the Trust in respect of the Common Shares, unless, in each case, (A) immediately thereafter, the Trust shall have 1940 Act Asset Coverage after deducting the amount of such dividend or distribution or redemption or purchase price or liquidation proceeds, (B) all cumulative dividends and other distributions
(including any Additional Amount Payment required to be paid under Section 2.10 hereof) on all VMTP Shares and all cumulative dividends and other distributions
(including any tax gross-up payment required to be paid) on all other series of Preferred Shares ranking on a parity with the VMTP Shares (including shares of Municipal Preferred), in each case due on or prior to the date of such declaration, payment, call for redemption, redemption, purchase or acquisition, as applicable, shall have been declared and paid (or shall have been declared and Deposit Securities (in the case of the VMTP Shares) or sufficient securities or funds (in accordance with the terms of such other Preferred Shares) for the payment thereof shall have been deposited irrevocably with the paying agent for such Preferred Shares), (C) the Trust shall have deposited Deposit Securities pursuant to and in accordance with the requirements of Section 2.5(d)(ii) hereof with respect to Outstanding VMTP Shares of any Series to be redeemed pursuant to
Section 2.5(a) or Section 2.5(b) hereof for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of such declaration, payment, call for redemption, redemption, purchase or acquisition, as applicable, and (D) the Trust shall be in compliance with Section 2.11. See also Sections 9(b) and 9(c) of the Municipal Preferred Statement for additional provisions that restrict the declaration and payment of dividends and other distributions with respect to Common Shares and parity shares.

                  (iii) Any dividend payment made on VMTP Shares of a Series shall first be credited against the dividends and other distributions accumulated with respect to the earliest Dividend Period for such Series for which dividends and other distributions have not been paid.


(d)         Not later than 11:00 a.m., New York City time, on a Dividend Payment
Date for a Series of VMTP Shares, the Trust shall deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions that are payable on such Dividend Payment Date in respect of such Series. The Trust may direct the Redemption and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities so deposited prior to the Dividend Payment Date, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available as same day funds at the opening of business on such Dividend Payment Date.

(e) All Deposit Securities deposited with the Redemption and Paying Agent for the payment of dividends payable on a Series of VMTP Shares shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders of such Series entitled to the payment of such dividends pursuant to Section 2.2(f). Any moneys paid to the Redemption and Paying Agent in accordance with the foregoing but not applied by the Redemption and Paying Agent to the payment of dividends, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Trust as soon as possible after the date on which such moneys were to have been so applied, upon request of the Trust.
(f)   Dividends on VMTP Shares of a Series shall be paid on each Dividend
Payment Date for such Series, when, as and if declared by the Board of Trustees, or under authority granted by, out of funds legally available therefor under applicable law, and pursuant to Sections 2.2(a) and (b) hereof, to the Holders of shares of such Series as their names appear on the registration books of the Trust at the close of business on the day immediately preceding such Dividend
Payment Date (or, if such day is not a Business Day, the immediately preceding
Business Day).  Dividends in arrears on VMTP Shares of a Series for any past
Dividend Period may be declared and paid at any time out of the funds legally available therefor under applicable law, without reference to any regular
Dividend Payment Date, to the Holders of shares of such Series as their names appear on the registration books of the Trust on such date, not exceeding fifteen (15) calendar days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on VMTP Shares of any Series which may be in arrears.
(g) (i) The Dividend Rate on a Series of VMTP Shares shall be adjusted to the Increased Rate for each Increased Rate Period (as hereinafter defined). Subject to the cure provisions of Section 2.2(g)(iii), a Rate Period with respect to a Series of VMTP Shares shall be deemed to be an "Increased Rate Period" if on the first day of such Rate Period:
(A) the Trust has failed to deposit with the Redemption and Paying Agent by 11:00 a.m., New York City time, on a Dividend Payment Date for such Series, Deposit Securities (as a result of complying with Section 2.2(c) or otherwise) that will provide same-day funds available to the Redemption and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on such Series payable on such Dividend Payment Date (a "Dividend
Default") and such Dividend Default has not ended as contemplated by Section
2.2(g)(ii) on or prior to such first day;

(B) the Trust has failed to deposit with the Redemption and Paying Agent by 11:00 a.m., New York City time, on an applicable Redemption Date for such Series, Deposit Securities that will provide same-day funds available to the Redemption and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such Series on such Redemption Date (a "Redemption Default") and such Redemption Default has not ended as contemplated by Section 2.2(g)(ii) on or prior to such first day;
(C) (i) any Rating Agency has withdrawn the credit rating required to be maintained with respect to such Series pursuant to Section 2.7 other than due to the Rating Agency ceasing to rate tax-exempt closed-end management investment companies generally or (ii) the Board of Trustees has terminated the designation of a Rating Agency without complying with the requirements of Section 2.7 and, in the case of clause (i) above, such withdrawal is continuing and, in the case of clause (ii) above, the VMTP Shares of such Series are not then rated by at least two Rating Agencies or the Trust is not then in compliance with the Rating
Agency Guidelines of such Rating Agencies;
(D) a Ratings Event (as defined below) has occurred and is continuing with respect to such Series;
(E) the Trust or the Internal Revenue Service has made a determination that for federal tax purposes such Series of VMTP Shares are not equity in a regulated investment company for federal income tax purposes (a "Tax Event") and such determination has not been reversed, revoked or rescinded;
(F)   the Trust has failed, on or before the applicable Asset Coverage Cure
Date, to cure a failure to maintain Asset Coverage as required by Section 2.4(a) and such failure to achieve the required Asset Coverage is continuing, provided that, to the extent the Trust seeks to achieve the required Asset Coverage through the redemption of VMTP Shares and/or of other Preferred Shares, compliance with the Asset Coverage requirements of Section 2.4(a) will not be deemed achieved until the Trust has deposited Deposit Securities (in the case of the VMTP Shares) and/or other funds or securities (in accordance with the terms of any other Preferred Shares) sufficient to pay in same day funds the full redemption price for such VMTP Shares or other Preferred Shares (or the portion thereof to be redeemed) in trust with the paying agent for such VMTP Shares or other Preferred Shares and the requisite notice of redemption for such VMTP
Shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been given;
(G)   the Trust has failed, on or before the applicable Effective Leverage Ratio
Cure Date, to cure a failure to maintain the Effective Leverage Ratio as required by Section 2.4(c) and such failure to achieve the required Effective
Leverage Ratio is continuing, provided that, to the extent the Trust seeks to achieve the required Effective Leverage Ratio through the redemption of VMTP
Shares and/or of other Preferred Shares, compliance with the Effective Leverage
Ratio requirements of Section 2.4(c) will not be deemed achieved until the Trust has issued a notice of redemption for such VMTP Shares and/or other Preferred
Shares (or the portion thereof to be redeemed) and the Trust has delivered sufficient Deposit Securities (in the case of VMTP Shares) or sufficient securities or funds (in accordance with the terms of any other senior securities) to the Redemption and Paying Agent or other applicable paying agent for such senior securities;
(H) the Trust has included a Taxable Allocation in a dividend but has failed to pay when due the full amount of the corresponding Additional Amount Payment pursuant to Section 2.10(a) or Section 2.10(b), as applicable, and such failure continues for the entire duration of such Rate Period. Notwithstanding the failure of an Increased Rate Period to commence because the full amount of an Additional Amount Payment, due pursuant to Section 2.10, is made after it is due but before the end of such Rate Period, the Increased Rate will be applied for the portion of such Rate Period preceding the actual date such Additional Amount
Payment is made; or
(I)   the Trust has failed to declare dividends to the Holders of the VMTP
Shares of such Series out of funds legally available therefor in accordance with
Section 2.2(b) and such failure is continuing.
A "Ratings Event" shall be deemed to exist with respect to any Series of VMTP
Shares at any time such VMTP Shares have a long-term credit rating from at least one-half of the Rating Agencies designated at such time that is Below Investment
Grade.

For the avoidance of doubt, no determination by any court or other applicable governmental authority that requires the Trust to make an Additional Amount
Payment in respect of a Taxable Allocation shall be deemed to be a Tax Event hereunder.

                  (ii) Subject to the cure provisions of Section 2.2(g)(iii), a Dividend Default or a Redemption Default on a Series of VMTP Shares shall end on the Business Day on which, by 11:00 a.m., New York City time, Deposit
Securities that will provide an aggregate amount of same-day funds on such date equal to all accumulated but unpaid dividends on such Series or the entire unpaid Redemption Price on such Series, respectively, shall have been deposited irrevocably in trust with the Redemption and Paying Agent.

                  (iii) No Increased Rate Period for a Series of VMTP Shares shall be deemed to have commenced as a result of any Dividend Default or Redemption Default on such Series if (x) such Default is not solely due to the willful failure to deposit Deposit Securities by the Trust in a circumstance where such Deposit Securities were available to the Trust to be deposited and
(y) the amount of any dividend or any Redemption Price due in respect of such Series, as applicable, is deposited irrevocably in trust, in same-day funds, with the Redemption and Paying Agent by 11:00 a.m., New York City time, on a Business Day that is not later than three (3) Business Days after the applicable
Dividend Payment Date or Redemption Date for such Series with respect to which such Dividend Default or Redemption Default occurred, together with an amount equal to the Increased Rate on such Series based on the period of any such non-payment of dividends or Redemption Price in respect of such Series, determined as provided in Section 2.2(a). For the avoidance of doubt, the Increased Rate will be applied for the applicable portion of a Rate Period as described in the immediately preceding sentence notwithstanding that an Increased Rate Period shall be deemed not to have commenced as a result of the Trust satisfying the conditions set forth in clauses (x) and (y) above.

2.3    Liquidation Rights.

(a) The VMTP Shares shall rank on parity with each other, with shares of any other Series of VMTP Shares and with shares of any other class or series of Preferred Shares (including shares of Municipal Preferred) as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust.
In this regard, the provisions of this Section 2.3 shall be applied consistently with Section 12 of the Municipal Preferred Statement such that Holders of VMTP and holders of Municipal Preferred are treated on parity with one another with respect to any such distribution.

(b) In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of VMTP Shares shall be entitled to receive out of the assets of the Trust available for distribution to shareholders, after satisfying claims of creditors (including any Holder or Designated Owner in the capacity of a creditor) but before any distribution or payment shall be made in respect of the Common Shares or on any other class of shares of the Trust ranking junior to VMTP Shares upon dissolution, liquidation or winding up, a liquidation distribution equal to the Liquidation Preference for such VMTP Shares, plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but excluding) the date of the final distribution in respect of VMTP Shares in same-day funds, together with any payments required to be made pursuant to Section 2.10 in connection with the liquidation of the Trust. After the payment to the Holders of VMTP
Shares of the full preferential amounts provided for in this subparagraph (b), the Holders of VMTP Shares shall have no right or claim to any of the remaining assets of the Trust.
(c) In the event the assets of the Trust available for distribution to the Holders of VMTP Shares upon any dissolution, liquidation, or winding up of the affairs of the Trust, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section
2.3(b) above, no such distribution shall be made on account of any shares of any other class or series of Preferred Shares ranking on a parity with VMTP Shares
(including, without limitation, Municipal Preferred) with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VMTP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up. In connection with any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, unless and until the Liquidation Preference on each Outstanding VMTP Share plus accumulated and unpaid dividends on such shares as provided in Section 2.3(b) above have been paid in full to the Holders of such shares, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Trust will be made by the Trust in respect of, the Common Shares or any other class of shares of the Trust ranking junior to VMTP
Shares upon dissolution, liquidation or winding up.
(d) Neither the sale of all or substantially all of the property or business of the Trust, nor the merger or consolidation of the Trust into or with any other trust, corporation or other entity nor the merger or consolidation of any trust, corporation or other entity into or with the Trust shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 2.3.
2.4    Coverage & Leverage Tests.

(a)         Asset Coverage Requirement.  For so long as any VMTP Shares of any
Series are Outstanding, the Trust shall have Asset Coverage of at least 225% as of the close of business on each Business Day. If the Trust shall fail to maintain such Asset Coverage as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.5(b)(i) shall apply, which provisions to the extent complied with, along with the payment of any applicable Increased Rate, shall constitute the sole remedy for the Trust's failure to comply with the provisions of this Section 2.4(a).

(b) Calculation of Asset Coverage. For purposes of determining whether the requirements of Section 2.4(a) are satisfied, (i) no VMTP Shares of any Series or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.4(a) if, prior to or concurrently with such determination, Deposit Securities (in the case of the VMTP Shares) and/or other funds or securities (in accordance with the terms of such other Preferred
Shares) sufficient to pay in same day funds the full redemption price for such Series or other Preferred Shares (or the portion thereof to be redeemed) shall have been deposited in trust with the paying agent for such Series or other
Preferred Shares and the requisite notice of redemption for such Series or other
Preferred Shares (or the portion thereof to be redeemed) shall have been given, and (ii) the Deposit Securities or such other sufficient securities or funds that shall have been so deposited with the applicable paying agent shall not be included as assets of the Trust for purposes of such computation.
(c)   Effective Leverage Ratio Requirement.  For so long as VMTP Shares of any
Series are Outstanding, the Effective Leverage Ratio shall not exceed 45% (or
46% solely by reason of fluctuations in the market value of the Trust's portfolio securities) as of the close of business on any Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.5(b)(ii) shall apply, which provisions to the extent complied with, along with the payment of any applicable
Increased Rate, shall constitute the sole remedy for the Trust's failure to comply with the provisions of this Section 2.4(c).
(d) Calculation of Effective Leverage Ratio. For purposes of determining whether the requirements of Section 2.4(c) are satisfied, the "Effective
Leverage Ratio" on any date as of the time of determination shall mean the quotient of:
(i) The sum of (A) the aggregate liquidation preference of the Trust's "senior securities" (as that term is defined in the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff) that are stock for purposes of the 1940 Act, plus any accumulated but unpaid dividends thereon, excluding, without duplication, (1) any such senior securities for which the Trust has issued a notice of redemption and either has delivered sufficient Deposit Securities (in the case of VMTP Shares) or sufficient securities or funds (in accordance with the terms of any other such senior securities) to the Redemption and Paying Agent or other applicable paying agent for such senior securities or otherwise has adequate Deposit
Securities (in the case of the VMTP Shares) or sufficient securities or funds
(in the case of any other such senior securities) on hand for the purpose of such redemption and (2) any such senior securities that are to be redeemed with net proceeds from the issuance and sale of the VMTP Shares, for which the Trust has delivered sufficient Deposit Securities (in the case of the VMTP Shares) or sufficient securities or funds (in accordance with the terms of such other senior securities) to the Redemption and Paying Agent or other applicable paying agent for such senior securities or otherwise has adequate Deposit Securities
(in the case of the VMTP Shares) or sufficient securities or funds (in the case of any other such senior securities) on hand for the purpose of such redemption;
(B) the aggregate principal amount of the Trust's outstanding "senior securities representing indebtedness" (as that term is defined in the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff), plus any accrued but unpaid interest thereon; and (C) the aggregate principal amount of floating rate trust certificates corresponding to any associated residual floating rate trust certificates owned by the Trust
(less the aggregate principal amount of any such floating rate trust certificates owned by the Trust and corresponding to the associated residual floating rate trust certificates owned by the Trust); divided by

(ii)              The sum of (A) the Market Value of the Trust's total assets
(including amounts attributable to senior securities, but excluding any assets consisting of Deposit Securities or securities or funds referred to in clauses
(A)(1) and A(2) of Section 2.4(d)(i) above), less the amount of the Trust's accrued liabilities (which accrued liabilities shall include net obligations of the Trust under each Derivative Contract in an amount equal to the Derivative
Termination Value thereof payable by the Trust to the related counterparty) other than liabilities for the aggregate principal amount of the Trust's outstanding "senior securities representing indebtedness" (as that term is defined in the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff) and (B) to the extent not included in clause (A) above, the aggregate principal amount of floating rate trust certificates corresponding to any associated residual floating rate trust certificates owned by the Trust (less the aggregate principal amount of any such floating rate trust certificates owned by the Trust and corresponding to the associated residual floating rate trust certificates owned by the Trust).

2.5 Redemption. Each Series of VMTP Shares shall be subject to redemption by the Trust as provided below:

(a) Term Redemption. The Trust shall redeem all VMTP Shares of a Series on the Term Redemption Date for such Series, out of funds legally available therefor under applicable law, at a price per share equal to the Liquidation
Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issue to (but excluding) the Term Redemption Date for such Series (whether or not earned or declared by the Trust, but without interest thereon, and subject to Section 2.5(d)(vi)) (the "Term Redemption
Price"); provided, however, that the Trust shall have the right, exercisable not more than 180 days nor less than 60 days prior to the Term Redemption Date, to request that the Holders of 100% of the Outstanding VMTP Shares of the Series extend the term of the Term Redemption Date for such Series by an additional
364-day period (the "Term Extension Request"), which request may be conditioned upon terms and conditions that are different from the terms and conditions herein. Each Holder of such Series of VMTP Shares shall, no later than 30 days after receiving such request, notify the Trust and the Redemption and Paying
Agent of its acceptance or rejection of such request, which acceptance by any such Holder may be conditioned upon terms and conditions which are different from the terms and conditions herein or the terms and conditions proposed by the Trust in making an extension request (a "Conditional Acceptance"). If any Holder of such Series of VMTP Shares fails to notify the Trust and the Redemption and Paying Agent of its acceptance or rejection of the Trust's request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request. If any Holder of the Outstanding VMTP
Shares of a Series provides a Conditional Acceptance, then the Trust shall have 30 days thereafter to notify such Holder and each other Holder of such Series of VMTP Shares of its acceptance or rejection of the terms and conditions specified in the Conditional Acceptance. The Trust's failure to notify the Holders of such Series of VMTP Shares within such 30-day period will be deemed a rejection of the terms and conditions specified in the Conditional Acceptance. Each
Holder of VMTP Shares of a relevant Series may grant or deny any request for an extension of the Term Redemption Date in its sole and absolute discretion.

(b)         Asset Coverage and Effective Leverage Ratio Mandatory Redemption.

(i) Asset Coverage Mandatory Redemption. (A) If the Trust fails to comply with the Asset Coverage requirement as provided in Section 2.4(a) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(a) and such failure is not cured as of the Asset
Coverage Cure Date other than as a result of the redemption required by this
Section 2.5(b)(i), the Trust shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on the Business Day next following such Asset Coverage Cure Date, cause a notice of redemption to be issued, and cause to be deposited Deposit Securities (in the case of the VMTP Shares) or sufficient securities or funds (in the case of any other Preferred Shares) in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, which, to the extent permitted by the 1940 Act and Massachusetts law, enable the Trust to meet the requirements of Section 2.5(b)(i)(B). The Trust shall allocate such redemption on a pro rata basis among different series of Preferred Shares
(including the shares of each series of Municipal Preferred and each Series of VMTP Shares) based upon the proportion the aggregate liquidation preference of the outstanding Preferred Shares of any series bears to the aggregate liquidation preference of all outstanding series of Preferred Shares (a "Pro
Rata Allocation").  In the event that any VMTP Shares of a Series then
Outstanding are to be redeemed pursuant to this Section 2.5(b)(i), the Trust shall redeem such shares, out of funds legally available therefor under applicable law, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and other distributions on such share of such Series accumulated from and including the Date of Original Issue to (but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Trust, but without interest thereon, and subject to Section 2.5(d)(vi)) (the "Mandatory
Redemption Price").  The mandatory redemption price for any shares of Municipal
Preferred that are redeemed pursuant to this Section 2.5(b)(i) shall be specified in Section 11(b) of the Municipal Preferred Statement.

                         (B)  On the Redemption Date for a redemption
contemplated by Section 2.5(b)(i)(A), the Trust shall redeem at the Mandatory
Redemption Price per share, out of funds legally available therefor under applicable law, such number of Preferred Shares (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Trust having Asset Coverage on such Asset Coverage Cure Date of at least 225% (provided, however, that if there is no such minimum number of VMTP Shares and other Preferred Shares the redemption or retirement of which would have such result, all VMTP Shares and other Preferred Shares then outstanding shall be redeemed), and (y) the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. The Trust shall effect such redemption on the date fixed by the Board of Trustees therefor, which date shall not be later than thirty (30) calendar days after such Asset Coverage Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of VMTP Shares and other Preferred
Shares which have been designated to be redeemed or the Trust otherwise is unable to effect such redemption on or prior to thirty (30) calendar days after such Asset Coverage Cure Date, the Trust shall (i) redeem those VMTP Shares and other Preferred Shares which it is able to redeem (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) and (ii) redeem those VMTP Shares and other Preferred
Shares which it was unable to redeem on the earliest practicable date following such thirty (30) calendar day period on which it is able to effect such redemption (based upon a number and proportion of each series of Preferred
Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding VMTP Shares of a Series are to be redeemed pursuant to this Section 2.5(b)(i), the number of VMTP Shares of such Series to be redeemed shall be redeemed (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable. If fewer than all outstanding shares of Municipal Preferred are to be redeemed pursuant to this Section 2.5(b)(i), the manner of allocation of shares to be redeemed among the series of Municipal Preferred shall be determined in accordance with Section 11(b) of the Municipal Preferred
Statement.

(ii) Effective Leverage Ratio Mandatory Redemption. (A) If (x) the Trust fails to comply with the Effective Leverage Ratio requirement as provided in Section 2.4(c) as of any time as of which such compliance is required to be determined in accordance with Section 2.4(c), (y) with respect to the Initial Series, the Trust fails to comply with the Effective Leverage Ratio requirement determined as set forth in Section 6.12 of the Purchase Agreement applicable to such Series if such requirement shall still be in effect in accordance with the terms of such Purchase Agreement, or (z) with respect to any other Series of VMTP Shares issued pursuant to this Statement, the Trust fails to comply with any additional requirements relating to the determination of the Effective Leverage Ratio requirement determined pursuant to the Purchase
Agreement or Appendix applicable to such Series and, in any such case, such failure is not cured as of the close of business on the date that is seven
Business Days following the Business Day on which such non-compliance is first determined (the "Effective Leverage Ratio Cure Date") other than as a result of the redemption or other actions required by this Section 2.5(b)(ii), the Trust shall not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date cause the Effective Leverage Ratio
(determined in accordance with the requirements applicable to the determination of the Effective Leverage Ratio under this Statement and under the related
Appendix and Purchase Agreement or other purchase agreement for any applicable
Series of VMTP Shares in respect of which the Effective Leverage Ratio is being determined) to not exceed the Effective Leverage Ratio required under Section
2.4(c) (without giving effect to the parenthetical provision in the first sentence of Section 2.4(c)) as so determined, by (x) engaging in transactions involving or relating to any floating rate trust certificates not owned by the Trust and/or any residual floating rate trust certificates owned by the Trust, including the purchase, sale or retirement thereof, (y) to the extent permitted by the 1940 Act and Massachusetts law, causing a notice of redemption to be issued fixing a redemption date, and causing to be deposited sufficient Deposit
Securities (in the case of the VMTP Shares) or sufficient securities or funds
(in the case of any other Preferred Shares) in trust with the Redemption and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata
Allocation, or (z) engaging in any combination, in the Trust's discretion, of the actions contemplated by clauses (x) and (y) of this sentence of Section
2.5(b)(ii)(A). In the event that any VMTP Shares of a Series are to be redeemed pursuant to clause (y) of the preceding sentence of this Section 2.5(b)(ii)(A), the Trust shall redeem such VMTP Shares at a price per VMTP Share equal to the Mandatory Redemption Price. The mandatory redemption price for any shares of Municipal Preferred that are redeemed pursuant to this Section 2.5(b)(ii) shall be as specified in Section 11(b) of the Municipal Preferred Statement.

                         (B)  On the Redemption Date selected by the Trust for a
redemption contemplated by clause (y) of the third to last sentence of Section
2.5(b)(ii)(A), which date shall not be later than thirty (30) calendar days after such Effective Leverage Ratio Cure Date, the Trust shall not redeem more than the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. If the Trust is unable to redeem the required number of VMTP
Shares and other Preferred Shares which have been designated to be redeemed in accordance with clause (y) of the third to last sentence of Section
2.5(b)(ii)(A) due to the unavailability of legally available funds on the applicable Redemption Date, the Trust shall (i) redeem those VMTP Shares and other Preferred Shares which it is able to redeem (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation) and (ii) redeem those VMTP Shares and other Preferred
Shares which it was unable to redeem on the earliest practicable date following such Redemption Date on which it is able to effect such redemption (based upon a number and proportion of each series of Preferred Shares as shall be necessary to effect a Pro Rata Allocation). If fewer than all of the Outstanding VMTP
Shares of a Series are to be redeemed pursuant to clause (y) of the third to last sentence of Section 2.5(b)(ii)(A) , the number of VMTP Shares of such Series to be redeemed shall be redeemed (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable. If fewer than all outstanding shares of Municipal Preferred are to be redeemed pursuant to this Section
2.5(b)(ii), the manner of allocation of shares to be redeemed among the series of Municipal Preferred shall be determined in accordance with Section 11(b) of the Municipal Preferred Statement.

See also Section 11(b) of the Municipal Preferred Statement for additional provisions related to mandatory redemption of Preferred Shares.

(c)         Optional Redemption.

(i)               Subject to the provisions of Section 2.5(c)(ii) and Section
2.5(c)(iii), the Trust may, solely for purposes of decreasing the leverage of the Trust (except as specified in Section 2.5(c)(iv)), at its option on any Business Day (an "Optional Redemption Date") redeem in whole or from time to time in part the Outstanding VMTP Shares of any Series, out of funds legally available therefor under applicable law, at a redemption price per VMTP Share
(the "Optional Redemption Price") equal to (x) the Liquidation Preference per
VMTP Share of such Series plus (y) an amount equal to all unpaid dividends and other distributions on such VMTP Share of such Series accumulated from and including the Date of Original Issue to (but excluding) the Optional Redemption
Date (whether or not earned or declared by the Trust, but without interest thereon, and subject to Section 2.5(d)(vi)).

(ii) If fewer than all of the outstanding VMTP Shares of a Series are to be redeemed pursuant to Section 2.5(c)(i), the shares of such Series to be redeemed shall be selected either (A) pro rata among the Holders of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable. Subject to the provisions of this Statement and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which VMTP Shares will be redeemed pursuant to this Section 2.5(c) from time to time.
(iii) The Trust may not on any date deliver a Notice of Redemption pursuant to
Section 2.5(d) in respect of a redemption contemplated to be effected pursuant to this Section 2.5(c) unless on such date the Trust has available Deposit
Securities having a Market Value not less than the amount that will be due to Holders of VMTP Shares by reason of the redemption of such VMTP Shares on the Optional Redemption Date contemplated by such Notice of Redemption. Subject to
Section 2.5(c)(iv), the Trust may not use proceeds from the issuance of senior securities (as the term is defined under the 1940 Act, giving effect to any interpretations thereof by the Securities and Exchange Commission or its staff) in order to effect a redemption of VMTP Shares pursuant to Section 2.5(c)(i).
(iv) Notwithstanding the foregoing, solely during the period of 180 days immediately preceding the Term Redemption Date for VMTP Shares of a Series, the Trust may effect a redemption of all Outstanding VMTP Shares of such Series pursuant to Section 2.5(c)(i) not for purposes of decreasing the leverage of the Trust and may use the proceeds from the issuance of senior securities in order to effect such redemption.
(d)         Procedures for Redemption.

(i) If the Trust shall elect or be required to redeem, in whole or in part, VMTP Shares of a Series pursuant to Section 2.5(a), (b) or (c), the Trust shall deliver a notice of redemption (the "Notice of Redemption"), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Trust, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not more than forty-five (45) calendar days and not less than fifteen (15) calendar days (or such shorter or longer notice period as specified in or as required to comply with Section 2.5(b)(i) and Section 2.5(b)(ii) or as may be consented to by all of the Holders) prior to the date, which shall be a Business Day, fixed for redemption in such Notice of Redemption (the "Redemption Date"). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the Series and number of VMTP Shares to be redeemed; (C) the CUSIP number for VMTP Shares of such Series; (D) the applicable Redemption Price on a per share basis; (E) if applicable, the place or places where the security certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that, except as expressly provided in this Statement, dividends on the VMTP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of this Statement under which such redemption is made. If fewer than all VMTP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of VMTP Shares to be redeemed from such Holder and, if applicable, the method of determining such number. The Trust may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to this Statement that such redemption is subject to one or more conditions precedent not otherwise expressly set forth herein and that the Trust shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii) If the Trust shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 11:00 a.m., New York
City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Trust), the Trust shall (A) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate
Market Value on the date thereof no less than the Redemption Price of the VMTP
Shares to be redeemed on the Redemption Date and (B) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable
Redemption Price to the Holders of the VMTP Shares called for redemption on the Redemption Date. The Trust may direct the Redemption and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds. Notwithstanding the provisions of the preceding sentence, if the Redemption Date is the Term Redemption Date, then such deposit of Deposit
Securities (which may come in whole or in part from the Term Redemption
Liquidity Account) shall be made no later than the 15th calendar day (or if such day is not a Business Day, the next succeeding Business Day) of the month prior to the month in which the Term Redemption Date occurs.
(iii) Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the VMTP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such VMTP Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable
Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof, including Section 2.5(d)(vi), up to (but excluding) the applicable date of redemption of such VMTP Shares, which accumulated dividends shall be payable only as part of the applicable Redemption Price on the date of redemption of such VMTP Shares). The Trust shall be entitled to receive, promptly after the date of redemption of any VMTP Shares called for redemption on a Redemption Date, any Deposit Securities in excess of the aggregate
Redemption Price of such VMTP Shares. Any Deposit Securities so deposited that are unclaimed at the end of three hundred sixty-five (365) calendar days from the date of redemption of any VMTP Shares called for redemption on a Redemption
Date shall, to the extent permitted by law, be repaid to the Trust, after which the Holders of the VMTP Shares so called for redemption shall look only to the Trust for payment of the Redemption Price thereof. The Trust shall be entitled to receive, from time to time after the date of redemption of any VMTP Shares called for redemption on a Redemption Date, any interest on the Deposit
Securities so deposited.
(iv) Notwithstanding the other provisions of this Section 2.5, except as otherwise required by law, the Trust shall not redeem any VMTP Shares or other series of Preferred Shares ranking on a parity with the VMTP Shares with respect to dividends and other distributions unless all accumulated and unpaid dividends and other distributions on all Outstanding VMTP Shares and such other series of Preferred Shares for all applicable past dividend periods (whether or not earned or declared by the Trust) (x) shall have been or are contemporaneously paid or
(y) shall have been or are contemporaneously declared and sufficient Deposit
Securities (in the case of the VMTP Shares) or sufficient securities or funds
(in accordance with the terms of such other Preferred Shares) for the payment of such dividends and other distributions shall have been or are contemporaneously deposited with the Redemption and Paying Agent or other applicable paying agent for such VMTP Shares or other Preferred Shares in accordance with the terms of the VMTP Shares or other Preferred Shares, provided, however, that the foregoing shall not prevent the purchase or acquisition by the Trust of Outstanding VMTP
Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding VMTP Shares and/or any such other series of Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.
(v) To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration, this Statement, and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. In the case of any redemption of VMTP Shares pursuant to
Section 2.5(c), no Redemption Default shall be deemed to have occurred if the Trust shall fail to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any such VMTP shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.
(vi) Notwithstanding anything to the contrary herein or in any Notice of Redemption, if the Trust shall not have redeemed on the applicable Redemption
Date VMTP Shares for which a Notice of Redemption has been provided, the Holder of such VMTP Shares shall continue to be entitled to receive dividends on such VMTP Shares at the Dividend Rate, for the period from, and including, such Redemption Date through, but excluding, the date on which such VMTP Shares are actually redeemed and such dividends, to the extent accumulated, but unpaid, during such period (whether or not earned or declared, but without interest thereon), shall be included in the Redemption Price for such VMTP Shares.
(e)         Redemption and Paying Agent as Trustee of Redemption Payments by
Trust. All Deposit Securities transferred to the Redemption and Paying Agent for payment of the Redemption Price of VMTP Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of VMTP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Trust in accordance with the provisions of
Section 2.5(d)(iii) above.

(f) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 2.5, the Trust shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.
(g) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.5, the Trust may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the VMTP Shares (other than the 15-day period for delivery of a Notice of Redemption), provided that such modification does not materially and adversely affect the Holders of the VMTP Shares or cause the Trust to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.
2.6    Voting Rights.

(a)         One Vote Per VMTP Share. Except as otherwise provided in the
Declaration, this Statement, or as otherwise required by applicable law, (i) each Holder of VMTP Shares shall be entitled to one vote for each VMTP Share held by such Holder on each matter submitted to a vote of all shareholders of the Trust, and (ii) the holders of outstanding Preferred Shares, including VMTP
Shares and shares of Municipal Preferred, and Common Shares shall vote together as a single class; provided, however, that the Holders of outstanding Preferred
Shares, including VMTP Shares and shares of Municipal Preferred shall be entitled, as a class, to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two trustees of the Trust, each Preferred Share, including VMTP Shares and shares of Municipal Preferred, entitling the Holder thereof to one vote for each Preferred
Share in respect to the election of either such trustee.  Subject to Section
2.6(b), the Holders of outstanding Common Shares and Preferred Shares, including
VMTP Shares and shares of Municipal Preferred, voting together as a single class, shall elect the balance of the trustees.

(b)         Voting For Additional Trustees.

(i) Voting Period. During any period in which any one or more of the conditions described in clauses (A) or (B) of this Section 2.6(b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the Holders of Preferred Shares, including VMTP Shares and shares of Municipal
Preferred, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the Holders of Preferred Shares, including VMTP
Shares and shares of Municipal Preferred, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such Holders are in any event entitled to elect. A Voting Period shall commence:

(A) if, at the close of business on any applicable dividend payment date, accumulated dividends (whether or not earned or declared) on any outstanding Preferred Share, including VMTP Shares and Municipal Preferred, equal to at least two (2) full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

(B) if at any time Holders of Preferred Shares are otherwise entitled under the 1940 Act to elect a majority of the Board of Trustees.
      A Voting Period shall terminate upon all of such conditions ceasing to exist. Upon the termination of a Voting Period, the voting rights described in this Section 2.6(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders of Preferred Shares upon the further occurrence of any of the events described in this Section 2.6(b)(i).

(ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of Preferred Shares to elect additional trustees as described in Section 2.6(b)(i), the Trust shall call a special meeting of such Holders and notify the Redemption and Paying Agent and/or such other Person as is specified in the terms of such Preferred Shares to receive notice (i) by mailing or delivery by Electronic Means or (ii) by delivering in such other manner and by such other means as are specified in the terms of such Preferred Shares a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than twenty (20) days after the date of the delivery by Electronic Means or mailing of such notice or the delivery of such notice by such other manner or means as are described in clause (ii) above.
If the Trust fails to call such a special meeting, it may be called at the expense of the Trust by any such Holder on like notice. The record date for determining the Holders of Preferred Shares entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5[th])
Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of Holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such Holders, voting together as a class (to the exclusion of the Holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of trustees prescribed in Section 2.6(b)(i) on a one-vote-per-share basis.

(iii) Terms of Office of Existing Trustees. The terms of office of the incumbent trustees of the Trust at the time of a special meeting of Holders of Preferred
Shares to elect additional trustees in accordance with Section 2.6(b)(i) shall not be affected by the election at such meeting by the Holders of VMTP Shares and such other holders of Preferred Shares of the number of trustees that they are entitled to elect, and the trustees so elected by the Holders of VMTP Shares and such other holders of Preferred Shares, together with the two (2) trustees elected by the Holders of Preferred Shares in accordance with Section 2.6(a) hereof and the remaining trustees elected by the Holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.
(iv)  Terms of Office of Certain Trustees to Terminate Upon Termination of
Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders of the Preferred
Shares pursuant to Section 2.6(b)(i) shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders of Preferred Shares to elect additional trustees pursuant to Section 2.6(b)(i) shall cease, subject to the provisions of the last sentence of Section
2.6(b)(i).
(c)         Holders of VMTP Shares to Vote on Certain Matters.

(i) Certain Amendments Requiring Approval of VMTP Shares. Except as otherwise permitted by the terms of this Statement, so long as any VMTP
Shares are Outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the VMTP Shares of all Series
Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration, or this Statement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such VMTP Shares or the Holders thereof; provided, however, that (i) a change in the capitalization of the Trust in accordance with
Section 2.8 hereof shall not be considered to materially and adversely affect the rights and preferences of the VMTP Shares, and (ii) a division of a VMTP
Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the VMTP Shares. For purposes of the foregoing, no matter shall be deemed to materially and adversely affect any preference, right or power of a VMTP Share of any Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right or power of such VMTP Share or (ii) creates, alters or abolishes any right in respect of redemption of such VMTP
Share (other than solely as a result of a division of a VMTP Share). So long as any VMTP Shares are Outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least 66 2/3% of the VMTP Shares
Outstanding at the time, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Trust is solvent and does not foresee becoming insolvent.

(ii) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration, the affirmative vote of the Holders of at least "a majority of the outstanding Preferred Shares," including all VMTP Shares and shares of Municipal
Preferred Outstanding at the time, voting as a separate class, shall be required
(A) to approve any conversion of the Trust from a closed-end to an open-end investment company, (B) to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares, or (C) to approve any other action requiring a vote of security holders of the Trust under Section
13(a) of the 1940 Act. For purposes of the foregoing, the vote of a "majority of the outstanding Preferred Shares" means the vote at an annual or special meeting duly called of (i) sixty-seven percent (67%) or more of such shares present at a meeting, if the Holders of more than fifty percent (50%) of such shares are present or represented by proxy at such meeting or (ii) more than fifty percent (50%) of such shares, whichever is less.
(iii) Certain Amendments Requiring Approval of Specific Series of VMTP Shares.
Except as otherwise permitted by the terms of this Statement, so long as any VMTP Shares of a Series are Outstanding, the Trust shall not, without the affirmative vote or consent of the Holders of at least a majority of the VMTP
Shares of such Series Outstanding at the time, voting as a separate class, amend, alter or repeal the provisions of the Appendix relating to such Series, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of the VMTP Shares of such Series or the Holders thereof set forth in such Appendix; provided, however, that (i) a change in the capitalization of the Trust in accordance with Section 2.8 hereof shall not be considered to materially and adversely affect the rights and preferences of the VMTP Shares of such Series, and (ii) a division of a VMTP Share shall be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the VMTP Shares of such Series; and provided, further, that no amendment, alteration or repeal of (x) the obligation of the Trust to (i) pay the Term Redemption Price on the Term
Redemption Date for a Series or (ii) accumulate dividends at the Dividend Rate
(as set forth in this Statement and the applicable Appendix hereto) or adjust the basis for calculating the Dividend Rate (including converting the rate to a fixed rate, changing the Index Rate or changing the Applicable Spread) or (y) the provisions of the Appendix setting forth the Term Redemption Date or the Liquidation Preference for the VMTP Shares, in each case, for a Series, or the provisions of this Statement relating to the extension of the Term Redemption
Date of a Series, shall be effected without, in each case, the prior unanimous vote or written consent of the Holders of such Series of VMTP Shares. For purposes of the foregoing, no matter shall be deemed to adversely affect any preference, right or power of a VMTP Share of a Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right or power of such VMTP Share, or (ii) creates, alters or abolishes any right in respect of redemption of such VMTP Share.
(d) Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Declaration or this Statement, the Holders of VMTP Shares shall not have any relative rights or preferences or other special rights with respect to voting such VMTP Shares other than those specifically set forth in this Section 2.6; provided, however, that nothing in this Statement or the Declaration shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of VMTP Shares of any Series that any action or inaction by the Trust shall require the consent or approval of such Holder or Designated
Owner.

(e) No Preemptive Rights or Cumulative Voting. The Holders of VMTP Shares shall have no preemptive rights or rights to cumulative voting.
(f)   Voting for Trustees Sole Remedy for Trust's Failure to Declare or Pay
Dividends. In the event that the Trust fails to declare or pay any dividends on any Series of VMTP Shares on the Dividend Payment Date therefor, the exclusive remedy of the Holders of the VMTP Shares shall be the right to vote for trustees pursuant to the provisions of this Section 2.6. Nothing in this Section 2.6(f) shall be deemed to affect the obligation of the Trust to accumulate and, if permitted by applicable law, the Declaration and this Statement, pay dividends at the Increased Rate in the circumstances contemplated by Section 2.2(g) hereof.
(g) Holders Entitled to Vote. For purposes of determining any rights of the Holders of VMTP Shares to vote on any matter, whether such right is created by this Statement, by the Declaration, by statute or otherwise, no Holder of VMTP
Shares shall be entitled to vote any VMTP Share and no VMTP Share shall be deemed to be Outstanding for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such VMTP Share shall have been given in accordance with this Statement and Deposit Securities for the payment of the Redemption Price of such VMTP Share shall have been deposited in trust with the Redemption and Paying
Agent for that purpose. No VMTP Share held (legally or beneficially) or controlled by the Trust shall have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.
(h) Grant of Irrevocable Proxy. To the fullest extent permitted by applicable law, each Holder and Designated Owner may in its discretion grant an irrevocable proxy with respect to the VMTP Shares.
2.7    Rating Agencies.

      The Trust shall use commercially reasonable efforts to cause at least two
Rating Agencies to issue long-term credit ratings with respect to each Series of VMTP Shares for so long as such Series is Outstanding. The Trust shall use commercially reasonable efforts to comply with any applicable Rating Agency
Guidelines. If a Rating Agency shall cease to rate the securities of tax-exempt closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a Rating Agency hereunder. The Board of Trustees may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to a Series of VMTP
Shares so long as either (x) immediately following such termination, there would be at least two Rating Agencies with respect to such Series or (y) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders of such Series; provided that such replacement shall not occur unless such NRSRO shall have at the time of such replacement (i) published a rating for the VMTP Shares of such Series and (ii) entered into an agreement with the Trust to continue to publish such rating subject to such NRSRO's customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Other Rating Agencies hereunder with respect to a Series of VMTP Shares by notice to the Holders of the VMTP Shares. The Rating Agency
Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Trust, the Board of Trustees or any Holder of Preferred Shares, including any VMTP Shares or shares of Municipal Preferred, or Common Shares.

2.8    Issuance of Additional Preferred Shares.

      So long as any VMTP Shares are Outstanding, the Trust may, without the vote or consent of the Holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of senior securities of the Trust representing stock under Section 18 of the 1940 Act (including, without limitation, Preferred Shares) ranking on a parity with VMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Trust, in addition to then
Outstanding Series of VMTP Shares, and authorize, issue and sell additional shares of any such series of a class of senior securities (including any Preferred Shares) then outstanding or so established and created, including additional Series of VMTP Shares, in each case in accordance with applicable law, provided that the Trust shall, immediately after giving effect to the issuance of senior securities representing stock and to its receipt and application of the proceeds thereof, including to the redemption of senior securities representing stock with such proceeds, have Asset Coverage
(calculated in the same manner as is contemplated by Section 2.4(b) hereof) of at least 225%. See also Section 5(c)(i) of the Municipal Preferred Statement for additional provisions regarding issuance of additional preferred shares by the Trust.

2.9    Status of Redeemed or Repurchased VMTP Shares.

      VMTP Shares that at any time have been redeemed or purchased by the Trust shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

2.10   Distributions with Respect to Taxable Allocations.  Subject to Section
 2.2(a), Holders of VMTP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with applicable law, the Declaration and this Statement, additional dividends or other distributions payable in an amount or amounts equal to the aggregate Additional Amount Payment(s) as follows:

(a)               Whenever the Trust intends or expects to include a Taxable
     Allocation in any dividend on the VMTP Shares, the Trust shall, subject to
     Section 2.10(b), (i) in addition to and in conjunction with the payment of such dividend, pay the Additional Amount Payment payable in respect of the Taxable Allocation included as part of such dividend and (ii) during any Allocation Notification Period (as defined below), notify the Redemption and Paying Agent of the fact that a Taxable Allocation will be so included not later than 14 calendar days preceding the first Rate Determination Date on which the Dividend Rate for such dividend is to be established.
     Whenever such advance notice (a "Notice of Taxable Allocation") is received from the Trust, the Redemption and Paying Agent will, in turn, provide notice thereof to each Holder and each Designated Owner or its Agent Member that has been identified to the Redemption and Paying Agent. With respect to a Rate Period for which a Notice of Taxable Allocation is given, the Trust will, to the extent practicable, include a Taxable Allocation in each of the dividends in such Rate Period so that each such dividend is considered to include ordinary income, capital gains and/or exempt-interest income in the same relative proportions. For purposes of the foregoing, an "Allocation Notification Period" shall begin when the Trust receives a written notice from the Initial Purchaser that the Initial Purchaser has transferred VMTP Shares to a tender option bond trust and shall end when the Trust receives a written notice from the Initial Purchaser that such tender option bond trust has been terminated.

(b) If the Trust determines that a Taxable Allocation must be included in a dividend on the VMTP Shares but it is not practicable to pay any required
Additional Amount Payments concurrently with such dividend pursuant to Section
2.10(a), then the Trust shall pay such Additional Amount Payment as soon as practicable and without reference to any regular Dividend Payment Date, but in any event prior to the end of the calendar year in which such dividend is paid.
Similarly, during any Allocation Notification Period, if the Trust determines that a Taxable Allocation must be included in a dividend on the VMTP shares but it is not practicable to comply with the prior notice requirements in Section
2.10(a), then the Trust shall provide notice thereof to the Redemption and Paying Agent as soon as practicable, but in any event prior to the end of the calendar year in which such dividend is paid. Whenever such notice is received from the Trust, the Redemption and Paying Agent will, in turn, provide notice thereof to each Holder and each Designated Owner or its Agent Member that has been identified to the Redemption and Paying Agent. For the avoidance of doubt, this Section 2.10(b) is not intended to excuse the Trust's obligations under
Section 2.10(a), but rather to provide a mechanism for paying applicable
Additional Amount Payments and providing notice thereof under circumstances in which the Trust may not become aware of the need to include a Taxable Allocation in a dividend until it is not practicable to comply fully with Section 2.10(a).
(c) The Trust shall not be required to make Additional Amount Payments with respect to any net capital gains or ordinary income determined by the Internal
Revenue Service to be allocable in a manner different from the manner used by the Trust. The Trust will promptly give notice to the Redemption and Paying
Agent of any such determination, with instructions to forward such notice to each Holder of affected VMTP Shares of a Series during the affected periods at such Holder's address as the same appears or last appeared on the record books of the Trust.
2.11   Term Redemption Liquidity Account and Liquidity Requirement.

(a) On or prior to the Liquidity Account Initial Date with respect to any Series of VMTP Shares, the Trust shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Trust (the "Term Redemption Liquidity Account") Liquidity Account Investments with a Market Value equal to at least One Hundred Ten Percent (110%) of the Term
Redemption Amount with respect to such Series. The "Term Redemption Amount" for any Series of VMTP Shares shall be equal to the Term Redemption Price to be paid on the Term Redemption Date for such Series, based on the number of shares of such Series then Outstanding, assuming for this purpose that the Dividend Rate for such Series in effect at the time of the creation of the Term Redemption
Liquidity Account for such Series will be the Dividend Rate in effect for such Series until the Term Redemption Date for such Series. If, on any date after the Liquidity Account Initial Date, the aggregate Market Value of the Liquidity
Account Investments included in the Term Redemption Liquidity Account for a
Series of VMTP Shares as of the close of business on any Business Day is less than One Hundred Ten Percent (110%) of the Term Redemption Amount with respect to such Series, then the Trust shall cause the Custodian and the Adviser to take all such necessary actions, including segregating additional assets of the Trust as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Term Redemption Liquidity Account for such Series is at least equal to One Hundred Ten Percent (110%) of the Term
Redemption Amount with respect to such Series not later than the close of business on the next succeeding Business Day. With respect to assets of the Trust segregated as Liquidity Account Investments with respect to a Series of VMTP Shares, the Adviser, on behalf of the Trust, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such segregation and to substitute therefor other Liquidity Account Investments, so long as (i) the assets of the Trust segregated as Liquidity Account Investments in the Term Redemption Liquidity Account at the close of business on such date have a Market Value equal to at least One Hundred Ten Percent (110%) of the Term
Redemption Amount with respect to such Series and (ii) the Deposit Securities included in the Term Redemption Liquidity Account at the close of business on such date have a Market Value equal to at least the Liquidity Requirement (if any) determined in accordance with Section 2.11(b) below with respect to such Series for such date. The Trust shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Term Redemption
Liquidity Account for any Series of VMTP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees.

(b)         The Market Value of the Deposit Securities held in the Term
Redemption Liquidity Account for a Series of VMTP Shares, from and after the
15th day of the calendar month (or, if such day is not a Business Day, the next succeeding Business Day) that is the number of months preceding the calendar month in which the Term Redemption Date for such Series occurs, in each case as specified in the table set forth below, shall not be less than the percentage of the Term Redemption Amount for such Series set forth below opposite such number of months (the "Liquidity Requirement"), but in all cases subject to the provisions of Section 2.11(c) below:
Number of Months Preceding Month of Term Redemption Date Market Value of Deposit Securities as Percentage of Term Redemption Amount
                           5                                                                20%
                           4                                                                40%
                           3                                                                60%
                           2                                                                80%
                           1                                                                100%


(c) If the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for a Series of VMTP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Series for such Business Day, then the Trust shall cause the segregation of additional or substitute Deposit Securities in respect of the Term Redemption Liquidity Account for such Series, so that the aggregate Market Value of the Deposit Securities included in the Term Redemption Liquidity Account for such Series is at least equal to the Liquidity Requirement for such Series not later than the close of business on the next succeeding Business Day.

(d) The Deposit Securities included in the Term Redemption Liquidity Account for a Series of VMTP Shares may be applied by the Trust, in its discretion, towards payment of the Term Redemption Price for such Series as contemplated by
Section 2.5(d). Upon the deposit by the Trust with the Redemption and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the VMTP Shares of a Series on the Term Redemption Date for such Series in accordance with Section 2.5(d)(ii), the requirement of the Trust to maintain the Term Redemption Liquidity Account as contemplated by this Section 2.11 shall lapse and be of no further force and effect. Upon any extension of the Term Redemption Date for a Series of VMTP Shares pursuant to
Section 2.5(a), the then-current Liquidity Account Initial Date for such Series shall be extended as provided in the Appendix relating to such Series, and the requirement of the Trust to maintain the Term Redemption Liquidity Account with respect to such Series in connection with such Liquidity Account Initial Date shall lapse and shall thereafter apply in respect of the Liquidity Account Initial Date for such Series as so extended.
2.12   Global Shares.

      Unless the Board of Trustees determines otherwise, the VMTP Shares will be issued in book-entry form as global securities. Such global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of Cede & Co., its nominee. Beneficial interests in the global securities will be held only through the Depositary Trust Company and any of its participants.

2.13   Notice.

      All notices or communications hereunder, unless otherwise specified in this Statement, shall be sufficiently given if in writing and delivered in person, by telecopier, by other Electronic Means or by overnight delivery. Notices delivered pursuant to this Section 2.13 shall be deemed given on the date received.

2.14   Termination.

      In the event that no VMTP Shares of a Series are Outstanding, all rights and preferences of the VMTP Shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Trust under this Statement with respect to such Series shall terminate, other than in respect of the payment of and the right to receive the Redemption Price in accordance with
Section 2.5 of this Statement.

2.15   Appendices.

      The designation of each Series of VMTP Shares shall be set forth in an Appendix to this Statement. The Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Statement or required by applicable law) (1) amend the Appendix to this Statement relating to a Series so as to reflect any amendments to the terms applicable to such Series including an increase in the number of authorized shares of such Series and (2) add additional Series of VMTP Shares by including a new Appendix to this Statement relating to such Series.

2.16   Actions on Other than Business Days.

      Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Statement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

2.17   Modification.

      To the extent permitted by applicable law, the Board of Trustees, without the vote of the Holders of VMTP Shares or any other outstanding shares issued by the Trust, may interpret or amend the provisions of this Statement or any Appendix hereto to resolve any inconsistency or ambiguity or to remedy any defect in connection therewith, in each case above, so long as any such interpretation or amendment does not materially and adversely affect any preference, right or power of the VMTP Shares or the Holders or Designated Owners thereof, and, in addition to amendments permitted by Sections 2.5(g) and 2.6(c) hereof, may amend this Statement with respect to any Series of VMTP Shares prior to the issuance of VMTP Shares of such Series.

2.18   Transfers.

(a) A Designated Owner or Holder of any VMTP Shares of any Series may sell, transfer or otherwise dispose of VMTP Shares only in whole shares and only to (i) Persons that such Designated Owner or Holder reasonably believes are "qualified institutional buyers" (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision that are banks, insurance companies or registered open-end management investment companies, (ii) tender option bond trusts (whether tax-exempt or taxable) in which all investors are Persons that such Designated Owner or Holder reasonably believes are "qualified institutional buyers" (as defined in and in accordance with Rule 144A under the Securities Act or any successor provision) that are banks, insurance companies, or registered open-end management investment companies (or, in the case of a tender option bond trust in which an affiliate of such Holder or Designated Owner retains a residual interest, such affiliate of such Holder or Designated Owner, but only to the extent expressly provided for in any applicable Purchase Agreement), or
(iii) other investors with the prior written consent of the Trust. The restrictions on transfer contained in this Section 2.18(a) shall not apply to any VMTP Shares that are being registered and sold pursuant to an effective registration statement under the Securities Act or to any subsequent transfer of such VMTP Shares.

(b) If at any time the Trust is not furnishing information pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Trust shall furnish, or cause to be furnished, to holders of VMTP Shares and prospective purchasers of VMTP Shares, upon request, information with respect to the Trust satisfying the requirements of subsection (d)(4) of Rule 144A.
2.19   No Additional Rights.

      Unless otherwise required by law or the Declaration, the Holders of VMTP Shares shall not have any relative rights or preferences or other special rights with respect to such VMTP Shares other than those specifically set forth in this Statement; provided, however, that nothing in this Statement shall be deemed to preclude or limit the right of the Trust (to the extent permitted by applicable law) to contractually agree with any Holder or Designated Owner of VMTP Shares of any Series with regard to any special rights of such Holder or Designated Owner with respect to its investment in the Trust.

2.20   Personal Liability.

      A copy of the Declaration is on file with the Secretary of State of the Commonwealth of Massachusetts. The Declaration provides that the term "Trustees" refers to the trustees under the Declaration collectively as trustees, but not as individuals or personally; and notice is hereby given that no trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust property only shall be liable.

                  [Signature Page Begins on the Following Page]








219747

      IN WITNESS WHEREOF, MFS Municipal Income Trust has caused this Statement to be signed on September 17, 2012 in its name and on its behalf by a duly authorized officer. Said officer of the Trust has executed this Statement as an officer and not individually, and the obligations and rights set forth in this Statement are not binding upon any such officer, or the trustees of the Trust or shareholders of the Trust, individually, but are binding only upon the assets and property of the Trust.



                                     MFS MUNICIPAL INCOME TRUST



                                     By:  SUSAN S. NEWTON

                                          Name:   Susan S. Newton
                                                                    Title:
                                     Assistant Secretary



























     [Signature Page to the Statement Establishing and Fixing the Rights and
         Preferences of Variable Rate Municipal Term Preferred Shares]




                                     A-1

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

                                                                      APPENDIX A

                           MFS MUNICIPAL INCOME TRUST

          VARIABLE RATE MUNICIPAL TERM PREFERRED SHARES, SERIES 2016/9

              Preliminary Statement and Incorporation By Reference

      This Appendix establishes a Series of Variable Rate Municipal Term Preferred Shares of MFS Municipal Income Trust. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Variable Rate Municipal Term Preferred Shares in that "Statement Establishing and Fixing the Rights and Preferences of Variable Rate Municipal Term Preferred Shares" dated September 17, 2012 (the "VMTP Statement"). This Appendix has been adopted by resolution of the Board of Trustees of MFS Municipal Income Trust. Capitalized terms used herein but not defined herein have the respective meanings therefor set forth in the VMTP Statement.

Section 1.Designation as to Series.

      Variable Rate Municipal Term Preferred Shares, Series 2016/9: A series of 4,259 Preferred Shares classified as Variable Rate Municipal Term Preferred Shares is hereby designated as the "Variable Rate Municipal Term Preferred Shares, Series 2016/9" (the "Series 2016/9 VMTP Shares"). Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Declaration, the By-laws and the VMTP Statement (except as the VMTP Statement may be expressly modified by this Appendix), as are set forth in this Appendix A. The Series 2016/9 VMTP Shares shall constitute a separate series of Preferred Shares and of the Variable Rate Municipal Term Preferred Shares and each Series 2016/9 VMTP Share shall be identical. The following terms and conditions shall apply solely to the Series 2016/9 VMTP Shares:

Section 2.Number of Authorized Shares of Series.

      The number of authorized shares is 4,259.

Section 3.Date of Original Issue with respect to Series.

      The Date of Original Issue is September 17, 2012.

Section 4.Liquidation Preference Applicable to Series.

      The Liquidation Preference is $25,000.00 per share.

Section 5.Term Redemption Date Applicable to Series.

      The Term Redemption Date is September 30, 2016, subject to extension pursuant to Section 2.5(a) of the VMTP Statement.

Section 6.Dividend Payment Dates Applicable to Series.

      The Dividend Payment Dates are the first Business Day of the month next following each Dividend Period.

      The initial Dividend Payment Date shall be October 1, 2012.

Section 7.Liquidity Account Initial Date Applicable to Series.

      The Liquidity Account Initial Date is March 30, 2016 or, if applicable, the date that is six months prior to the Term Redemption Date as extended pursuant to Section 2.5(a) of the VMTP Statement or, if such date is not a Business Day, the Business Day immediately preceding such date.

Section 8.Exceptions to Certain Definitions Applicable to the Series.

      The following definitions contained under the heading "Definitions" in the VMTP Statement are hereby amended as follows:

      Not applicable.

Section 9.Additional Definitions Applicable to the Series.

      The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

      "Dividend Period" means, with respect to the Series 2016/9 VMTP Shares, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on and including September 30, 2012 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

Section 10.Amendments to Terms of VMTP Shares Applicable to the Series.

      The following provisions contained under the heading "Terms of the VMTP Shares" in the VMTP Statement are hereby amended as follows:

      Not applicable.

Section 11.Fitch Municipal Issuer Diversification Guidelines.

      So long as Fitch is a designated Rating Agency for the Series 2016/9 VMTP Shares, the Trust intends to comply with Fitch's municipal issuer diversification guidelines.



                            [Signature page follows.]

219747

      IN WITNESS WHEREOF, MFS Municipal Income Trust has caused this Appendix to be signed on September 17, 2012 in its name and on its behalf by a duly authorized officer.



                                     MFS MUNICIPAL INCOME TRUST



                                     By:  SUSAN S. NEWTON

                                          Name:  Susan S. Newton
                                                                    Title:
                                     Assistant Secretary










































                                     A-1

219747